Exhibit 4

Credit Agreement

dated as of December 28, 2016

between

Brewster Inc.,

and

BMO Harris Bank N.A.

i

ii

iii

CREDIT AGREEMENT

This Credit Agreement is entered into as of December 28, 2016, by and between Brewster Inc., an Alberta corporation (“Borrower”), and BMO Harris Bank N.A., a national banking association (“Bank”).  All capitalized terms used herein without definition shall have the meanings ascribed thereto in Section 1.1.

PRELIMINARY STATEMENT

Borrower has requested, and Bank has agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS; INTERPRETATION.

Section 1.1Definitions.  The following terms when used herein shall have the following meanings:

“Acquisition” means the acquisition by Borrower of substantially all of the assets of Soaring Attractions Limited Partnership and Flyover Canada Productions Inc. pursuant to an asset purchase agreement dated on or about December 29, 2016 among Borrower,  Soaring Attractions Limited Partnership and Flyover Canada Productions Inc., Andrew Strang and Stephen Geddes.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms hereof.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption including Canadian Anti-Money Laundering Laws.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Loans and Reimbursement Obligations, the percentage rate per annum which is applicable at such time with respect thereto as set forth in the Pricing Schedule.

“Application” is defined in Section 2.2(b).

“Authorized Representative” means those persons shown on the list of officers provided by Borrower pursuant to Section 4.1 or on any update of any such list provided by Borrower to Bank, or any further or different officers of Borrower so named by any Authorized Representative of Borrower in a written notice to Bank.

“Bank” is defined in the introductory paragraph of this Agreement.

“Base Rate” means the U.S. Base Rate or the Canadian Base Rate, as applicable.

“Base Rate Loan” means a Loan (or segment of a Loan) that bears interest based on the applicable Base Rate.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by Bank on a single date and, in the case of Eurodollar Loans, for a single Interest Period.  A Borrowing is “advanced” on the day Bank advances funds comprising such Borrowing to Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 2.5.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and Toronto, Canada.

“Canadian Anti-Money Laundering Laws” means (as the context requires) (i) the Criminal Code (Canada) and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), including any guidelines or orders thereunder, or (ii) any other applicable anti-money laundering, anti-terrorist financing, economic sanction and “know your client” laws of Canada.

“Canadian Base Rate” means, for any day, the higher of the following:  (a) the floating rate of interest announced from time to time by Bank as its reference rate then in effect for determining rates of interest on Canadian Dollar loans to its customers and designated as its prime rate; and (b) the thirty (30) day Canadian CDOR plus one percent (1%) per annum.  Any change in the Canadian Base Rate shall be effective on the date the change becomes effective generally without the necessity for any notice.

“Canadian CDOR” means, on any day the annual rate of interest which is the rate determined as being the average of the quotations of all financial institutions which are Schedule I Banks for purposes of the Bank Act (Canada) listed in respect of the rate for Canadian Dollar bankers' acceptances for the relevant period displayed and identified as such on the “Thomson Reuters Screen CDOR Page” (as defined in the International Swap Dealers Association, Inc. definitions, as modified and amended from time to time), or any relevant successor source, as of 10:00 a.m. Toronto, Ontario local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Bank after 10:00 a.m. Toronto,

Ontario local time to reflect any error in a posted rate of interest or in the posted average annual rate of interest with notice of such adjustment in reasonable detail evidencing the basis for such determination being concurrently provided to Borrower); provided, that in no event shall such rate be less than zero.  If such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian CDOR Rate on that day shall be the rates applicable to Canadian Dollar bankers’ acceptances for the relevant period quoted for customer in Canada by Bank of Montreal as of 10:00 a.m. Toronto, Ontario local time on such day; or if such day is not a Business Day, then on the immediately preceding Business Day.

“Canadian Dollar Equivalent” means, as of any date of determination, the aggregate of (a) as to any amount denominated in Canadian Dollars, the amount thereof as of such date of determination, and (b) as to any amount denominated in another currency, the equivalent amount thereof in Canadian Dollars as determined by Bank on the basis of the Currency Exchange Rate for the purchase of Canadian Dollars with such currency in effect on such date of determination.

“Canadian Dollars” means lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act, Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Insolvency Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, compromise, arrangement or similar debtor relief laws of Canada or any province or territory thereof from time to time in effect and affecting the rights of creditors generally, and including without limitation the statutory arrangement provisions of any corporations statute.

“Cash Collateralize” means to pledge and deposit with or deliver to Bank, as collateral for L/C Obligations, cash to be held in a Collateral Account, or, if Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Bank, in an amount equal to 105% of the aggregate L/C Obligations (or such greater amount as Bank may determine is necessary to pay the face amount thereof plus all fees and expenses expected to accrue with respect to all outstanding Letters of Credit through the expiration date of such Letters of Credit).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change in Control” means any of (a) Viad ceases to own, legally and beneficially, 100% of the Voting Stock of Parent, (b) Parent ceases to own, legally and beneficially, 100% of the equity interests of Borrower, (c) Viad fails to have the right, directly or indirectly, to appoint a majority of the board of directors (or similar governing body) of Parent and of Borrower, or (d) any “Change in Control” (or words of like import), as defined in the Syndicated Agreement or in any agreement or indenture relating to any issue of indebtedness for borrowed money in a principal amount in excess of $5,000,000 of Borrower or any Subsidiary, shall occur.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 shall be satisfied or waived in a manner acceptable to Bank in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to Bank, or any security trustee therefor, by the Collateral Documents.

“Collateral Account” means a separate collateral account maintained with, held in the name of, and subject to the exclusive dominion and control of, Bank for the purpose of holding assets as security for, and for application by Bank (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by Bank, and to the payment of the unpaid balance of other Obligations.

“Collateral Documents” means the Security Agreement and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, debentures, charges, financing statements and other documents as shall from time to time secure or relate to the Obligations or any part thereof.

“Commitment” means the obligation of Bank to make Loans and to issue Letters of Credit hereunder in an aggregate principal or face amount at any one time outstanding not to exceed $38,000,000.

“Commitment Termination Date” means the first anniversary of the date hereof, or such earlier date on which the Commitment is terminated in whole pursuant to Section 2.12, 8.2 or 8.3.

“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Currency Exchange Rate” means, with respect to a currency, the rate reasonably determined in good faith by Bank as the spot rate for the purchase of such currency with another currency.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Eurodollar Loan” means a Loan (or segment of a Loan) that bears interest based on the applicable Eurodollar Rate.

“Eurodollar Rate” means LIBOR or Canadian CDOR, as applicable

“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.  For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” and “Guarantors” each is defined in Section 6.8.

“Guaranty” and “Guaranties” each is defined in Section 6.8.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and on the maturity date and, if the applicable Interest Period is longer than (3) three months, on each day occurring every three (3) months after the commencement of such Interest Period, and (b) with respect to any Base Rate Loan, the last day of every calendar quarter and on the final maturity date.

“Interest Period” means, with respect to any Borrowing of Eurodollar Loans, the period commencing on the date such Borrowing of Eurodollar Loans is advanced, continued, or created by conversion and ending 1, 2, 3, or 6 months thereafter as selected by Borrower in its notice as provided herein; provided that:

i.no Interest Period shall extend beyond the final maturity date of the relevant Loans;

iii.whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

iv.for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Sublimit” means $20,000,000, as reduced pursuant to the terms hereof.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local, having jurisdiction over the Borrower or its Property.

“Letter of Credit” is defined in Section 2.2(a).

“Leverage Ratio” means the “Leverage Ratio” as defined in the Syndicated Agreement as in effect on the date hereof.

“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans in U.S. Dollars, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to Bank at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by Bank for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made as part of such Borrowing, provided that in no event shall “LIBOR” be less than 0.00%.

“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Bank from time to time) as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

“Lien” means any mortgage, lien, security interest, pledge, charge, assignment by way of security, hypothecation, or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” is defined in Section 2.1 and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Collateral Documents, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loan Parties” means, individually and collectively, Borrower, Parent, Viad and each other Guarantor.

“Material Adverse Effect” means either (a) a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under the Loan Documents to which it is a party in any material respect, (iii) the enforceability in any material respect of any of the Loan Documents or the material rights or remedies of Bank thereunder or (iv) the perfection or priority of any Lien on any material assets granted under any Collateral Document or (b) a Material Adverse Effect (as defined in the Syndicated Agreement).

“Note” and “Notes” each is defined in Section 2.9(c).

“Obligations” means all obligations of Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Parent” means Brewster Travel Canada Inc., an Alberta corporation.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations and orders issued thereunder and any other comparable legislation of another Canadian province or territory.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligation” means the obligation of Borrower to reimburse Bank for all drawings under a Letter of Credit.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Revolving Note” is defined in Section 2.9(c).

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (i) any Person  listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (ii) any Person operating, organized or resident in a Sanctioned Country (iii) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (i) or (ii) or (iv) any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (i) by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State (ii) by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom or (iii) pursuant to any Canadian Economic Sanctions and Export Control Laws.

“Security Agreement” means that certain Security Agreement dated the date of this Agreement executed and delivered by Borrower and Parent to Bank, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Subsidiary” of a Person (the “parent”) means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the parent or by one or more of its Subsidiaries or by the parent and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Borrower.

“Substantial Portion” means, with respect to the Property of Parent and its Subsidiaries, Property which represents more than 10% of the consolidated assets of Parent and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of Parent and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Syndicated Agreement” means that certain Amended and Restated Credit Agreement dated as of December 22, 2014 among Viad, JPMorgan Chase Bank, N.A., individually and as agent, and the financial institutions party thereto, as amended and in effect from time to time, but without giving effect to (a) any termination thereof or (b) any amendments, modifications or waivers occurring after the date hereof of or to the definition of “Material Indebtedness” therein, Section 6.23 thereof (or the related definitions used therein) or dollar amounts or thresholds contained in Article VII thereof, except to the extent Bank, in its capacity as lender hereunder, has consented in writing thereto.

“Unused Commitment” means, at any time, the difference between the Commitment then in effect and the aggregate outstanding principal amount of Loan and L/C Obligations.

“U.S. Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by Bank from time to time as its prime commercial rate as in effect on such day, with any change in the U.S. Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be Bank’s best or lowest rate), (b) the sum of (i) the rate determined by Bank to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to Bank at approximately 10:00 a.m. (Chicago, Illinois time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by Bank for sale to Bank at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%.  As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Bank from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage, provided that in no event shall the “LIBOR Quoted Rate” be less than 0.00%.

“U.S. Dollar Equivalent” means, on any date of determination (a) with respect to any amount in U.S. Dollars, such amount and (b) with respect to any amount in Canadian Dollars, the equivalent in U.S. Dollars of such amount, determined by Bank using the Currency Exchange Rate with respect to Canadian Dollars at such time.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“Viad” means Viad Corp, a Delaware corporation.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

Section 1.2Interpretation.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with

GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 1.3Determination of U.S. Dollar Equivalent.  Bank will determine the U.S. Dollar Equivalent of the principal amount of each Loan and of each L/C Obligation from time to time as it deems appropriate, including on or about the date of each Credit Event, and its determination thereof shall be conclusive and binding except in the case of manifest error.

SECTION 2.	The Credit Facilities.

Section 2.1Commitment.  Subject to the terms and conditions hereof, Bank agrees to make a loan or loans (individually a “Loan” and collectively the “Loans”) in U.S. Dollars or Canadian Dollars to Borrower from time to time on a revolving basis up to the amount of the Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Commitment Termination Date.  Notwithstanding the foregoing, Bank shall not be obligated  to make any Loan or issue any Letter of Credit if, after giving effect thereto, the U.S. Dollar Equivalent of the sum of the aggregate principal amount of all Loans and L/C Obligations exceeds the Commitment in effect at such time.  As provided in Section 2.5, Borrower may elect that each Borrowing be either Base Rate Loans or Eurodollar Loans.  Loans may be repaid and the principal amount thereof reborrowed before the Commitment Termination Date, subject to the terms and conditions hereof.

Section 2.2Letters of Credit.

(a)Subject to the terms and conditions hereof, as part of the Commitment, Bank shall issue standby and commercial letters of credit (each a “Letter of Credit”) for the account of Borrower in an aggregate undrawn face amount up to the L/C Sublimit.  Each Letter of Credit shall constitute usage of the Commitment.  For purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto.  If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Commitment shall to such extent be reinstated.  Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) 12 months from the date of issuance (or be cancelable not later than 12 months from the date of issuance and each renewal) and (ii) the Commitment Termination Date.  Notwithstanding the foregoing, a Letter of Credit shall be permitted to have an expiry date after the date referred to in the preceding sentence if Borrower shall have, on or prior to the date referred to in clause (ii) of the preceding sentence, (A) Cash Collateralized such Letter of Credit or (B) delivered to Bank a “back-to-back” letter of credit relative to such Letter of Credit from an issuer and in form and substance satisfactory to Bank in its sole discretion.  Each Letter of Credit issued hereunder shall be payable in U.S. Dollars or Canadian Dollars, conform to the general requirements of Bank for the issuance of a standby or commercial letter of credit, as the case may be, as to form and substance, and be a letter of credit which Bank may lawfully issue.

(b)Applications.  At the time Borrower requests a Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), Borrower shall execute and deliver to Bank an application for such Letter of Credit in the form then customarily prescribed by Bank (individually an “Application” and collectively the “Applications”).  Subject to the other provisions of this Section, the obligation of Borrower to reimburse Bank for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit.  Notwithstanding anything contained in any Application to the contrary:  (i) Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.10, (ii) except as otherwise provided in Section 2.7, unless an Event of Default exists, Bank will not call for the funding by Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if Bank is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, Borrower’s obligation to reimburse Bank for the amount of such drawing shall bear interest (which Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the applicable Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed).

(c)Obligations Absolute.  Borrower’s obligation to reimburse L/C Obligations as provided in subsection (b) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder.  Bank shall have no liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of Bank; provided that the foregoing shall not be construed to excuse Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of Bank (as finally determined by a court of competent jurisdiction), Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(d)Manner of Requesting a Letter of Credit.  Borrower shall provide at least three (3) Business Days’ advance written notice to Bank of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to Bank, in each case, together with the fees called for by this Agreement.

Section 2.3Applicable Interest Rates.

(a)Base Rate Loans.  Each Base Rate Loan denominated in U.S. Dollars shall bear interest (computed on the basis of a year of 365 or 366, as the case may be, days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the U.S. Base Rate from time to time in effect, payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).  Each Base Rate Loan denominated in Canadian Dollars shall bear interest (computed on the basis of a year of 365 or 366, as the case may be, days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Canadian Base Rate from time to time in effect, payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(b)Eurodollar Loans.  Each Eurodollar Loan denominated in U.S. Dollars shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus LIBOR applicable for such Interest Period, payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).  Each Eurodollar Loan denominated in Canadian Dollars shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366, as the case may be, days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus Canadian CDOR applicable for such Interest Period, payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(c)Rate Determinations.  Bank shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

(d)Interest Act Compliance.  For the purposes of the Interest Act (Canada), any rate of interest made payable under the terms of this Agreement at a rate or percentage (the “Contract

Rate”) for any period that is less than a consecutive twelve (12) month period, such as a 360 or 365 day basis, (the “Contract Rate Basis”) is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive twelve (12) month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

Section 2.4Minimum Borrowing Amounts; Maximum Eurodollar Loans.  Each Borrowing of Base Rate Loans shall be in an amount not less than $1,000,000 or the Canadian Dollar Equivalent thereof.  Each Borrowing of Eurodollar Loans advanced, continued or converted shall be in an amount equal to $1,000,000 or the Canadian Dollar Equivalent thereof or such greater amount which is an integral multiple of $1,000,000 or the Canadian Dollar Equivalent thereof.  Without Bank’s consent, there shall not be more than six (6) Borrowings of Eurodollar Loans outstanding at any one time.

Section 2.5Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a)Notice to Bank.  Borrower shall give notice to Bank by no later than 2:00 p.m. (Chicago, Illinois time):  at least three (3) Business Days before the date on which Borrower requests Bank to advance a Borrowing of Eurodollar Loans, at least two (2) Business Days before the date on which Borrower requests Bank to advance a Borrowing of Base Rate Loans denominated in Canadian Dollars, and on the date Borrower requests Bank to advance a Borrowing of Base Rate Loans denominated in U.S. Dollars.  The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing.  Thereafter, subject to the terms and conditions hereof, Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 2.4 (except as Bank may otherwise agree in its sole discretion), a portion thereof, as follows:  (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, Borrower may continue part or all of such Borrowing as Eurodollar Loans of the same currency or convert part or all of such Borrowing into Base Rate Loans of the same currency or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, Borrower may convert all or part of such Borrowing into Eurodollar Loans of the same currency for an Interest Period or Interest Periods specified by Borrower.  Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to Bank by telephone, telecopy, or other telecommunication device acceptable to Bank (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), in a form acceptable to Bank.  Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing into Eurodollar Loans must be given by no later than 2:00 p.m. (Chicago, Illinois time) at least three (3) Business Days before the date of the requested continuation or conversion.  All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto.  No Borrowing of Eurodollar Loans shall be advanced, continued, or created by conversion if any Default or Event of Default then exists.  Borrower agrees that Bank may rely on any such telephonic, telecopy or other telecommunication notice given by any person Bank in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if Bank has acted in reliance thereon.

(b)Borrower’s Failure to Notify.  If Borrower fails to give notice pursuant to Section 2.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period and within the periods required by Section 2.5(a) and such Borrowing is not prepaid in accordance with Section 2.7(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans of the same currency.  In the event Borrower fails to give notice pursuant to Section 2.5(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified Bank by 2:00 p.m. (Chicago, Illinois time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans of the same currency under the Commitment on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

Section 2.6Maturity of Loans.  Each Loan, both for principal and interest then outstanding, shall mature and be due and payable by Borrower on the Commitment Termination Date.

Section 2.7Prepayments.

(a)Optional Prepayments.  Borrower may prepay, without penalty or premium, in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $1,000,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $1,000,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.4 remains outstanding) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days prior notice by Borrower to Bank, and any Borrowing of Base Rate Loans at any time upon notice delivered by Borrower to Bank no later than 2:00 p.m. (Chicago, Illinois time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by Bank), such prepayment, in each case, to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due Bank under Section 3.3.

(b)Mandatory Payment.

(i)Borrower shall, on each date the Commitment is reduced pursuant to Section 2.12, prepay the Loan and, if necessary, Cash Collateralize the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Loan and L/C Obligations then outstanding to the amount to which the Commitment has been so reduced.

(ii)If at any time (other than because of fluctuations in the Currency Exchange Rate) the sum of the unpaid principal balance of the Loan and the L/C Obligations then outstanding shall be in excess of the Commitment, Borrower shall immediately and without notice or demand pay over the amount of the excess to Bank as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Loan until paid in full with any remaining balance to be applied to Cash Collateralize the L/C Obligations.  If at any time, as a result of fluctuations in the Currency Exchange Rate, the sum of the U.S. Dollar Equivalent of the unpaid principal balance of the Loan and the L/C Obligations then outstanding exceeds 105% of the Commitment, Borrower shall immediately and without notice or demand pay over the amount of the excess to Bank as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Loan until paid in full with any remaining balance to be applied to Cash Collateralize the L/C Obligations.

(iii)Upon the termination by Viad of, or the payoff of, the Syndicated Agreement, Borrower shall promptly prepay all Loans in full and Cash Collateralize any L/C Obligations.

(iv)If the Acquisition is not consummated on or before December 30, 2016 (or such later date agreed to by Bank), Borrower shall promptly prepay all Loans in full and Cash Collateralize any L/C Obligations.

(v)Unless Borrower otherwise directs, prepayments of Loans under this Section 2.7(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire.  Each prepayment of Loans under this Section 2.7(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due Bank under Section 3.3.

(c)Any amount of Loan paid or prepaid before the Commitment Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

Section 2.8Default Rate.  Notwithstanding anything to the contrary contained herein, if any Loan or any part thereof is not paid when due (whether by lapse of time, acceleration, or otherwise), or at the election of Bank upon notice to Borrower during the existence of any other Event of Default, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:

(a)for any Base Rate Loan, the sum of 2.0% plus the Applicable Margin plus the applicable Base Rate from time to time in effect;

(b)for any Eurodollar Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the applicable Base Rate from time to time in effect;

(c)for any Reimbursement Obligation, the sum of 2.0% plus the rate of interest otherwise applicable to Reimbursement Obligations under Section 2.2(b) with respect to such Reimbursement Obligation; and

(d)for any Letter of Credit, the sum of 2.0% plus the Applicable Margin for Eurodollar Loans and otherwise calculated in accordance with Section 2.10 with respect to such Letter of Credit.

Section 2.9Evidence of Indebtedness.

(a)Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower hereunder, including the amounts of principal and interest payable and paid to Bank from time to time hereunder.

(b)The entries maintained in the account(s) maintained pursuant to paragraph (a) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of Bank to maintain such account(s) or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.

(c)Bank may request that the Loans be evidenced by a promissory note or notes in the form of Exhibit A (referred to herein as a “Note” or a “Revolving Note”).  In such event, Borrower shall execute and deliver to Bank a Note payable to Bank or its registered assigns in the amount of the Commitment.

Section 2.10Fees.

(a)Commitment Fee.  Borrower shall pay to Bank a commitment fee at the rate per annum equal to the Applicable Fee Rate (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Commitment.  Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Commitment Termination Date, unless the Commitment is terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b)Letter of Credit Fees.  On the last day of each March, June, September and December of each year (commencing on the first such date occurring after the date hereof) to and including, and on, the Commitment Termination Date, Borrower shall pay to Bank a letter of credit fee at the rate per annum equal to the Applicable Margin for Eurodollar Loans per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) on the daily average face amount of Letters of Credit outstanding during the preceding calendar quarter.  In addition to such letter of credit fee, Borrower further agrees to pay to Bank such issuing, processing, transaction and other fees and charges as Bank from time to time customarily imposes in connection with any issuance, amendment, cancellation, negotiation, and/or payment of letters of credit and drafts drawn thereunder.

Section 2.11Place and Application of Payments.  All payments of principal, interest, fees, and all other Obligations payable under the Loan Documents shall be made to Bank at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as Bank may specify) no later than 2:00 p.m. (Chicago, Illinois time) on the date any such payment is due and payable.  Payments received by Bank after 2:00 p.m. (Chicago, Illinois time) shall be deemed received as of the opening of business on the next Business Day.  All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set‑off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions, and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of Bank).  All payments shall be applied (i) first, towards payment of interest and fees then due hereunder and under the other Loan Documents, and (ii) second, towards payment of principal.  Unless Borrower otherwise directs, principal payments shall be applied first to the relevant Base Rate Loans until payment in full thereof, with any balance applied to the relevant Eurodollar Loans in the order in which their Interest Periods expire.  Borrower hereby irrevocably authorizes Bank to (a) charge from time to time any of Borrower’s deposit accounts with Bank and/or (b) make Loan from time to time hereunder (and any such Loan may be made by Bank hereunder without regard to the provisions of Section 4 hereof), in each case for payment of any Obligation then due and payable (whether such Obligation is for interest then due on a Loan, a Reimbursement Obligation or otherwise); provided that Bank shall not be under any obligation to charge any such deposit account or make any such Loan under this Section, and Bank shall incur no liability to Borrower or any other Person for its failure to do so.

Section 2.12Commitment Terminations.

(a)Optional Commitment Terminations.  Borrower shall have the right at any time and from time to time, upon two (2) Business Days prior written notice to Bank (or such shorter period of time agreed to by Bank), to terminate the Commitment without premium or penalty and in whole or in part, any partial termination to be in an amount not less than $5,000,000; provided that the Commitment may not be reduced to an amount less than the sum of the aggregate principal amount of Loan and L/C Obligations then outstanding.  Any termination of the Commitment below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount.

(b)Any termination of the Commitments pursuant to this Section 2.12 may not be reinstated.

SECTION 3.	CHANGE IN CIRCUMSTANCES.

Section 3.1Withholding Taxes.  Except as otherwise required by law, each payment by Borrower under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which Borrower is resident or domiciled, any jurisdiction from which Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein.  If any such withholding is so required, Borrower shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by Bank free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that Bank would have received had such withholding not been made.  If Bank pays any amount in respect of any such taxes, penalties or interest, Borrower shall reimburse Bank for that payment on demand in the currency in which such payment was made.  If Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to Bank on or before the thirtieth day after payment.

Section 3.2Documentary Taxes.  Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 3.3Funding Indemnity.  If Bank shall incur any loss, cost or expense (including any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to Bank) as a result of:

(i)any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

(ii)any failure (because of a failure to meet the conditions of Section 4 or otherwise) by Borrower to borrow or continue a Eurodollar Loan, or to convert a Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 2.5(a),

(iii)any failure by Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

(iv)any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

(v)then, upon the demand of Bank, Borrower shall pay to Bank such amount as will reimburse Bank for such loss, cost or expense.  If Bank makes such a claim for compensation, it shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive and binding on Borrower absent manifest error.

Section 3.4Change of Law.  Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law or regulation or in the interpretation thereof makes it unlawful for Bank to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, Bank shall promptly give notice thereof to Borrower and Bank’s obligations to make or maintain such Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for Bank to make or maintain such Eurodollar Loans.  Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to Bank under this Agreement; provided, subject to all of the terms and conditions of this Agreement, Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans by means of Base Rate Loans of the same currency.

Section 3.5Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Rates.  If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

(a)Bank determines that deposits in Canadian Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank market for Canadian Dollars adequate and reasonable means do not exist for ascertaining the applicable Canadian CDOR,

(b)Bank determines that (i) Canadian CDOR as determined hereby will not adequately and fairly reflect the cost to Bank of funding their Eurodollar Loans in Canadian Dollars for such Interest Period or (ii) that the making or funding of Eurodollar Loans in Canadian Dollars become impracticable,

(c)Bank determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

(d)Bank determines that (i) LIBOR as determined hereby will not adequately and fairly reflect the cost to Bank of funding their Eurodollar Loans in U.S. Dollars for such Interest Period or (ii) that the making or funding of Eurodollar Loans in U.S. Dollars become impracticable, then Bank shall forthwith give notice thereof to Borrower, whereupon until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of Bank to create, continue, or effect by conversion Eurodollar Loans shall be suspended.

Section 3.6Increased Cost and Reduced Return.

(a)If, on or after the date hereof, any Change in Law:

(i)shall subject Bank (or its lending branch) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, its Letter(s) of Credit, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans or issue a Letter of Credit, or shall change the basis of taxation of payments to Bank (or its lending branch) of the principal of or interest on its Eurodollar Loans or Letter(s) of Credit, or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans or Letter(s) of Credit, any Reimbursement Obligations owed to it, or its obligation to make Eurodollar Loans, or issue a Letter of Credit (except for changes in the rate of tax on the overall net income of Bank (or its lending branch) imposed by the jurisdiction in which Bank’s principal executive office or lending branch is located); or

(ii)shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, Bank (or its lending branch) or shall impose on Bank (or its lending branch) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, its Letter(s) of Credit, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit;

and the result of any of the foregoing is to increase the cost to Bank (or its lending branch) of making or maintaining any Eurodollar Loan or issuing or maintaining a Letter of Credit, or to reduce the amount of any sum received or receivable by Bank (or its lending branch) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by Bank to be material, then, within 15 days after demand by Bank, Borrower shall be obligated to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction.

(b)If, after the date hereof, Bank shall have determined that any Change in Law has had the effect of reducing the rate of return on Bank’s capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.

(c)A certificate of Bank claiming compensation under this Section 3.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.  In determining such amount, Bank may use any reasonable averaging and attribution methods.

Section 3.7Lending Offices.  Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect.  To the extent reasonably possible, Bank shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of Borrower to Bank under Section 3.6 or to avoid the unavailability of Eurodollar Loans under Section 3.5, so long as such designation is not otherwise disadvantageous to Bank.

Section 3.8Discretion of Bank as to Manner of Funding.  Notwithstanding any other provision of this Agreement, Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and, in the case of any Eurodollar Loan, bearing an interest rate equal to the applicable Eurodollar Rate for such Interest Period.

SECTION 4.	CONDITIONS PRECEDENT.

Section 4.1Initial Credit Event.  The obligation of Bank to participate in any initial Credit Event hereunder is subject to satisfaction or waiver by Bank of the following conditions precedent:

(a)Bank shall have received each of the following, in each case (i) duly executed by all applicable parties, (ii) dated a date satisfactory to Bank and (iii) in form and substance satisfactory to Bank:

(i)this Agreement duly executed by Borrower and Bank;

(ii)if requested by Bank, a duly executed Note of Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.9;

(iii)the Guaranties, Security Agreement and each of the other Collateral Documents required by Bank, together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each of the entities being pledged as of the Closing Date, (ii) stock powers for the Collateral consisting of the stock or other equity interest in each entity being pledged, executed in blank and undated, (iii) PPSA financing statements to be filed against Borrower and each Subsidiary, as debtor, in favor of Bank, as secured party and (iv) trademark collateral agreements to the extent requested by Bank;

(iv)evidence of all insurance required to be maintained under the Loan Documents;

(v)copies of Borrower’s, Parent’s and each other Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(vi)copies of resolutions of Borrower’s, Parent’s and each other Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on Borrower’s, Parent’s and each other Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary;

(vii)such documents and certifications as Bank may reasonably require to evidence that Borrower, Parent and each other Loan Party’s is validly existing, in good standing, and qualified or registered to engage in business in its jurisdiction of organization and in any other jurisdiction in which the nature of Borrower’s or such Subsidiary’s business requires such qualification or registration;

(viii)a list of Borrower’s Authorized Representatives;

(ix)financing statement, PPSA, Bank Act (Canada), bankruptcy, tax, and judgment lien search results against the Property of Borrower and each Subsidiary evidencing the absence of Liens on its Property except as permitted by Section 7.3;

(x)pay off and lien release letters from secured creditors of Borrower and each Subsidiary setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of Borrower or any Subsidiary) and containing an undertaking to cause to be delivered to Bank PPSA discharges and any other lien release instruments necessary to release their Liens on the assets of Borrower and each Subsidiary;

(xi)evidence reasonably satisfactory to Bank that all indebtedness to creditors referenced in the preceding paragraph has, other than indebtedness permitted by the Bank or otherwise permitted under this Agreement, been (or concurrently with the initial Borrowing will be) paid in full, and that all agreements and instruments governing indebtedness and that all Liens securing such indebtedness, except as permitted by Section 7.3, have been (or concurrently with the initial Borrowing will be) terminated;

(xii)a favorable written opinion of Canadian and U.S. counsel to the Loan Parties in form and substance satisfactory to Bank;

(xiii)a fully executed Internal Revenue Service Form W-8 for Borrower; and

(xiv)such other agreements, instruments, documents, certificates, and opinions as Bank may reasonably request.

(b)Bank shall have received all fees, costs and expenses required to be paid by Borrower at or before closing.

Section 4.2All Credit Events.  The obligation of Bank to participate in any Credit Event (including any initial Credit Event) hereunder is subject to the following conditions precedent:

(a)Each of the representations and warranties of the applicable Loan Parties contained in Section 5 hereof and in each of the other Loan Documents is true and correct in all material respects as of the date of such Credit Event except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date;

(b)At the time of and immediately after giving effect to such Credit Event, there exists no Default or Event of Default;

(c)in the case of a Borrowing, Bank shall have received the notice required by Section 2.5; in the case of the issuance of any Letter of Credit, Bank shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.10; and, in the case of an extension or increase in the amount of a Letter of Credit, Bank shall have received a written request therefor in a form acceptable to Bank together with fees called for by Section 2.10;

(d)after giving effect to such Credit Event, the sum of the aggregate principal amount of Loan and L/C Obligations at any time outstanding shall not exceed the Commitment; and

(e)such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to Bank (including Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date on such Credit Event as to the satisfaction of the conditions specified in subsections (a) through (e) of this Section; provided that Bank may continue to make advances under the Commitment, in the sole discretion of Bank, notwithstanding the failure of Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

SECTION 5.	REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Bank as follows:

Section 5.1Existence and Standing.  Each of Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be in good standing or qualified to do business could not reasonably be expected to result in a Material Adverse Effect.

Section 5.2Authorization and Validity.  Each of Borrower and its Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by each of Borrower and its Subsidiaries of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each of Borrower and its Subsidiaries is a party constitute legal, valid and binding obligations of each of Borrower and its Subsidiaries enforceable against each of Borrower and its Subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

Section 5.3No Conflict; Government Consent.  Neither the execution and delivery by each of Borrower and its Subsidiaries of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries or (ii) violate Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, shareholder agreement, or operating agreement or limited liability company agreement, as the case may be, (iii) violate the provisions of any indenture, instrument or agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default could not reasonably be expected to result in a Default or a Material Adverse Effect, or (iv) result in, or require, the creation or imposition of any Lien in, of or on the Property of Borrower or a Subsidiary pursuant to the terms of any material indenture, instrument or agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property is bound.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by Borrower or any of its Subsidiaries or the absence of which could reasonably be expected to result in a Material Adverse Effect, is required to be obtained by Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

Section 5.4Material Adverse Change.  Since December 31, 2015 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

Section 5.5Litigation and Contingent Obligations.  There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower or any of its Subsidiaries which seeks to prevent, enjoin or delay any Credit Event.

Section 5.6Subsidiaries.  Schedule 5.6 contains an accurate list of all Subsidiaries of Borrower as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock or other ownership interests owned by Borrower or other Subsidiaries.  All of the issued and outstanding shares of Capital Stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

Section 5.7Accuracy of Information.  No information, exhibit or report furnished by Viad, Parent, Borrower or any of its Subsidiaries to Bank in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading; provided, that with respect to projected or pro-forma financial information, Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time prepared.

Section 5.8Compliance With Laws.  Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

Section 5.9Ownership of Properties.  Except as set forth on Schedule 5.9, on the Closing Date, Borrower and its Subsidiaries will have good title (fee or leasehold, as applicable), free of all Liens other than those permitted by Section 6.15 of the Syndicated Agreement (including, without limitation, the Liens securing the Obligations), to all of the Property and assets material to its business.

Section 5.10Insurance.  Schedule 5.10 summarizes the property and casualty insurance coverage carried by Borrower with respect to itself and its Subsidiaries as of the Closing Date.  Such insurance coverage complies with Section 6.4.

Section 5.11Solvency.

(i) On the Closing Date and on the date of each subsequent Credit Event, giving effect to any Credit Event on such date and after giving effect to the application of the proceeds of such Credit Events, (a) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are conducted on the Closing Date; (e) neither the Borrower nor any of its Subsidiaries is for any reason unable to meet its obligations as they generally become due; (f) neither the Borrower nor any of its Subsidiaries has ceased paying its current obligations in the ordinary course of business as they generally become due; and (g) the aggregate property of the Borrower and its Subsidiaries is not, at a fair valuation, insufficient, or, if disposed of at a fairly conducted sale under legal process, would not be, insufficient to enable payment of all their obligations, due and accruing due.

(ii)Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 5.12Collateral Documents.  Each of the Collateral Documents (other than a financing statement or other document which does not purport to create a lien or security interest) is effective to create in favor Bank, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent a security interest can be created by the execution and delivery of a security agreement under the PPSA.  In the case of Capital Stock of a Subsidiary that constitutes Certificated Securities (as defined in the PPSA), when stock certificates representing such Capital Stock are delivered to Bank pursuant to the Security Agreement together with undated stock powers covering such certificates executed in blank, the grantors thereunder shall have granted to Bank a fully perfected Lien on, and security interest in, all right, title and interest in the Capital Stock of such Subsidiary and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 6.15 of the Syndicated Agreement (including, without limitation, the Liens securing the Obligations), and subject, in the case of Proceeds, to the applicable limitations under the PPSA).  In the case of any Capital Stock of a Subsidiary that constitutes General Intangibles or Uncertificated Securities or Intangibles or Uncertificated Securities (each as defined in the PPSA), when financing statements in appropriate form are filed in the applicable filing offices and, in the case of Uncertificated Securities, Bank has obtained “control” (within the meaning of the Uniform Commercial Code or the PPSA) of such Uncertificated Securities, the grantors thereunder shall have granted to Bank a fully perfected Lien on, and security interest in, all right, title and interest in such Collateral and the Proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 6.15 of the Syndicated Agreement (including, without limitation, the Liens securing the Obligations) and subject, in the case of Proceeds to the applicable limitations under the PPSA).

Section 5.13Anti-Corruption Laws and Sanctions.  Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) Borrower, any Subsidiary or to the knowledge of Borrower or such Subsidiary, any of their respective directors, officers or employees or (b) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan or Letter of Credit, use of proceeds thereof or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 5.14Use of Proceeds; Margin Stock.  Borrower shall use the proceeds of the Loans for the purposes set forth in Section 6.2.  Neither Borrower nor any Subsidiary is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock or in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.  Margin stock (as hereinabove defined) constitutes less than 25% of the assets of Borrower and its Subsidiaries and Parent which are subject to any limitation on sale, pledge or other restriction under the Loan Documents.

Section 5.15Governmental Authority and Licensing.  Borrower and its Subsidiaries have received all licenses, permits, and approvals of all Governmental Authorities, if any, necessary to conduct their businesses, in each case except where the failure to obtain or maintain the same could not reasonably be expected to have a Material Adverse Effect.  No investigation or proceeding is pending or, to the knowledge of Borrower, threatened, before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 6.	AFFIRMATIVE COVENANTS.

During the term of this Agreement, unless Bank shall otherwise consent in writing:

Section 6.1Financial Reporting.  Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to Bank:

(a)Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting GAAP or practices reflecting changes in generally accepted accounting principles and required or approved by Parent’s independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to Bank, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants and shall be in a form reasonably satisfactory to Bank) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

(b)Within 45 days after the close of the first three quarterly periods of each of Parent’s fiscal years, for Parent and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(c)As soon as available, but in any event within 30 days after the beginning of each fiscal year of Parent, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of Parent and its Subsidiaries for such fiscal year; provided, however, that the preceding plan and forecast shall be required to be delivered only if, as of September 30 of the year immediately preceding the year in which such plan and forecast would otherwise be required to be delivered, the Leverage Ratio is greater than 2.00 to 1.00.

(d)Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by Borrower’s chief financial officer  and stating that no Default or Unmatured Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

(e)Such other information (including non-financial information) as Bank may from time to time reasonably request.

If any information which is required to be furnished to Bank under this Section 6.1 is required by law or regulation to be filed by Borrower with a government body on an earlier date, then the information required hereunder shall, to the extent reasonably practicable under the circumstances, be furnished to Bank at such earlier date.

Section 6.2Use of Proceeds.  Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans and Letter of Credits for general corporate purposes in the ordinary course of business, including acquisitions otherwise permitted hereunder which have been approved by the Board of Directors or analogous body of the Person to be acquired.  Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or “carry” (as defined in Regulation U) any “margin stock” (as defined in Regulation U).  Borrower will not request any Loan or Letter of Credit, and Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.3Notice of Default.  Borrower will give notice in writing to Bank of the occurrence of any Default or Event of Default promptly after an Authorized Officer has knowledge of such Default or Event of Default.

Section 6.4Insurance.  Borrower will, and will cause each Subsidiary to, maintain in full force and effect, insurance policies and programs, with such deductibles or self-insurance amounts as reflect coverage that is reasonably consistent with prudent industry practice.  Borrower will furnish to Bank upon request information in reasonable detail as to the insurance policies and programs of Borrower and its Subsidiaries.

Section 6.5Compliance with Certain Laws.  Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 6.6Inspection.  Borrower will, and will cause Parent and each Subsidiary to, permit Bank, by its representatives and agents, to inspect any of the Property, books and financial records of Parent, Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of Parent, Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of Parent, Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice and at such reasonable times and intervals as Bank may request.

Section 6.7Omnibus Affirmative Covenant.  Borrower will, and will cause each Subsidiary to do, all things which the Syndicated Agreement requires Viad to cause each of its Subsidiaries to do (and solely for purposes of this Section 6.7, references in the Syndicated

Agreement to “Material Adverse Effect” shall mean a Material Adverse Effect (as defined therein)).

Section 6.8Guaranties and Collateral. (a) The payment and performance of the Obligations shall at all times be guaranteed by Viad, Parent and each Subsidiary of Viad required to be a Guarantor under the Syndicated Agreement pursuant to Section 6.21 thereof pursuant to one or more guaranty agreements in form and substance acceptable to Bank (as the same may be amended, restated, supplemented, or otherwise modified from time to time individually a “Guaranty” and collectively the “Guaranties” and Viad, Parent and each such Subsidiary or executing and delivering a Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”);

(b)The Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of Borrower and Parent in all of their personal property, whether now owned or hereafter acquired or arising, and all proceeds thereof (subject to such exceptions as are provided in the Collateral Documents); Borrower acknowledges and agrees that the Liens on the Collateral shall be valid and perfected first (subject to agreed exceptions) priority Liens, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to Bank.

(c)Borrower agrees that it shall, and shall cause each Subsidiary to, from time to time at the request of Bank, execute and deliver such documents and do such acts and things as Bank may reasonably request in order to provide for or perfect or protect Bank’s Liens on the Collateral.

Section 6.9Post-Closing Obligations.  Substantially contemporaneously with the consummation of the Acquisition:

(a)Borrower shall deliver to Bank evidence satisfactory to Bank that the Acquisition has been consummated;

(b)Borrower shall deliver to Bank a certificate executed by its president or chief financial officer certifying that both before and after giving effect to the Acquisition and the incurrence or repayment of any Indebtedness in connection therewith no Default or Event of Default exists; and

(c)Viad shall deliver to Bank a certificate executed by its president or chief financial officer in form satisfactory to Bank (i) certifying that the Acquisition is permitted by Section 6.14(v) of the Syndicated Agreement, (ii) certifying that both before and after giving effect to the Acquisition and the incurrence or repayment of any Indebtedness in connection therewith no Default (as defined in the Syndicated Agreement) exists and (iii) setting forth the calculations demonstrating that, both before and after giving effect to the Acquisition and the incurrence or repayment of any Indebtedness in connection therewith, (A) Viad is in compliance on a pro forma basis with Section 6.23.1 of the Syndicated Agreement for the four fiscal quarter period ended September 30, 2016 and (B) the Leverage Ratio (calculated on a pro forma basis) is less than or equal to 3.00 to 1.00.

SECTION 7.	NEGATIVE COVENANTS.

So long as all or any portion of the Commitments remains outstanding or any Obligations hereunder remain outstanding, Borrower agrees that:

Section 7.1Omnibus Negative Covenant.  Borrower shall not, nor shall it permit any Subsidiary to, take or fail to take any action resulting in a Default or Unmatured Default (each as defined in the Syndicated Agreement).

Section 7.2Mergers, Consolidations and Sales.  Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger, amalgamation or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided that this Section shall not apply to nor operate to prevent:

(a)the sale or lease of inventory in the ordinary course of business;

(b)the sale, transfer, lease or other disposition of Property of Borrower and its Subsidiaries to one another in the ordinary course of its business;

(c)the merger or amalgamation of any Subsidiary with and into any other Subsidiary or the merger of any Subsidiary with and into Borrower; provided that, in the case of any merger involving Borrower, Borrower is the corporation surviving the merger;

(d)the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

(e)the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and

(f)the sale, transfer, lease or other disposition of Property of Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for Borrower and its Subsidiaries not more than a Substantial Portion during any fiscal year of Borrower.

Section 7.3Liens.  Borrower shall not, nor shall it permit any Subsidiary to, create, incur, or suffer to exist any Lien (other than Liens of the kind described in Section 6.15 (i) – (iv) of the Syndicated Agreement and Liens securing the Obligations) in, of or on any real property or any lease of real property of or by the Borrower or any of its Subsidiaries.

Section 7.4No Restrictions.  Except pursuant to this Agreement, the other Loan Documents and the Syndicated Agreement, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Borrower or any Subsidiary to:  (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by Borrower or any other Subsidiary, (b) pay any indebtedness owed to Parent, Borrower or any other Subsidiary, (c) make loans or advances to Parent, Borrower or any other Subsidiary, (d) transfer any of its Property to Parent, Borrower or any other Subsidiary, or (e) guarantee the Obligations and/or grant Liens on its assets to Bank as required by the Loan Documents.

SECTION 8.	EVENTS OF DEFAULT AND REMEDIES.

Section 8.1Events of Default.  Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)Any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries to Bank under or in connection with this Agreement, any Credit Event, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

(b)Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, letter of credit fee or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

(c)The breach by Borrower of any of the terms or provisions of Section 6.2, 6.3, 6.9 or Section 7.

(d)The breach by Borrower (other than a breach which constitutes a Default under another Section of this Section 8) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from Bank.

(e)Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7, (vii) Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due or (viii) file any proposal or intent to file a proposal under any Canadian Insolvency Laws.

(f)Without the application, approval or consent of Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

(g)Any court, government or governmental agency shall condemn, expropriate, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Borrower and its Subsidiaries which, when taken together with all other Property of Borrower and its Subsidiaries so condemned, expropriated, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

(h)Any Change in Control shall occur.

(i)The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

(j)Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

(k)Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any portion of the collateral deemed material by Bank purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by or on behalf of Borrower of any Affiliate thereof to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

(l)any “Default” (as defined in the Syndicated Agreement) shall occur.

Section 8.2Non Bankruptcy Defaults.  When any Event of Default (other than those described in Section 8.1(e) or (f) with respect to Borrower) has occurred and is continuing, Bank may, by written notice to Borrower: (a) terminate the remaining Commitments and all other obligations of Bank hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) demand that Borrower immediately Cash Collateralize the L/C Obligations, and Borrower agrees to immediately make such payment and acknowledges and agrees that Bank would not have an adequate remedy at law for failure by Borrower to honor any such demand and that Bank shall have the right to require Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.

Section 8.3Bankruptcy Defaults.  When any Event of Default described in Section 8.1(e) or (f) with respect to Borrower has occurred and is continuing, then all outstanding Loans together with all other amounts payable under the Loan Documents shall immediately become due and payable without presentment, demand, protest or notice of any kind, the obligation of Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate and Borrower shall immediately Cash Collateralize the L/C Obligations, Borrower acknowledging and agreeing that Bank would not have an adequate remedy at law for failure by Borrower to honor any such demand and that Bank shall have the right to require Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

SECTION 9.	MISCELLANEOUS.

Section 9.1No Waiver, Cumulative Remedies.  No delay or failure on the part of Bank in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The rights and remedies hereunder of Bank are cumulative to, and not exclusive of, any rights or remedies which Bank would otherwise have.

Section 9.2Non-Business Days.  If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable.  In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 9.3Survival of Representations.  All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 9.4Survival of Indemnity and Certain Other Provisions.  All indemnity provisions and other provisions relative to reimbursement to Bank of amounts sufficient to protect the yield of Bank with respect to the Loans and Letters of Credit, including, but not limited to, Sections 3.3, 3.6, and 9.10, shall survive the payment and satisfaction of all Obligations and the termination of this Agreement and the other Loan Documents, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.  All such indemnity and other provisions shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of each applicable Indemnitee and its successors and assigns.

Section 9.5Notices.  Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by courier, by certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt.  Notices under the Loan Documents shall be addressed:

to Borrower: Brewster Inc. 1850 N. Central Ave., Suite 1900 Phoenix, AZ 85004-4565 Attention: Treasurer’s Department Telephone: 602-207-1032 Telecopy: 602-207-2633	to Bank: BMO Harris Bank N.A. Loan Servicing 401 N Executive Dr. Brookfield, WI 53005 Attention: Jean Nowak Telephone: 262-938-8704 Telecopy: 262-938-8684

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 2 shall be effective only upon receipt.

Section 9.6  Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, each of which shall constitute an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 9.7  Successors and Assigns.  This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns, including any subsequent holder of any of the Obligations.  Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of Bank.

Section 9.8  Amendments, etc.  No amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Bank.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

Section 9.9  Headings.  Article and Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 9.10Costs and Expenses; Indemnification.

(a)Borrower agrees to pay all costs and expenses of Bank in connection with the preparation, negotiation, execution, delivery, and administration of the Loan Documents, including the reasonable fees and disbursements of counsel to Bank, in connection with the preparation and execution of the Loan Documents and in connection with the transactions contemplated hereby or thereby, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by Bank in connection with periodic environmental audits, fixed asset appraisals, title insurance policies, collateral filing fees and lien searches.  Borrower agrees to pay to Bank all costs and expenses incurred or paid by Bank, including reasonable attorneys’ fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving Borrower or any Subsidiary as a debtor thereunder).  Borrower further agrees to indemnify Bank, and any security trustee therefor, their respective Affiliates, and each of their respective directors, officers, employees, agents, advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all reasonable fees and disbursements of counsel for any such Indemnitee and all reasonable expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification.  Borrower, upon demand by Bank at any time, shall reimburse Bank for any legal or other expenses (including all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.  To the extent permitted by applicable law, Borrower shall not assert or cause any Subsidiary to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(b)Borrower unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Indemnitee for any damages, costs, loss or expense, including, response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the relevant Indemnitee.

Section 9.11Set off.  In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Bank and each of its affiliates is hereby authorized by Borrower at any time or from time to time, without notice to Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by Bank or that affiliate, to or for the credit or the account of Borrower, whether or not matured, against and on account of the Obligations of Borrower to Bank under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

Section 9.12Entire Agreement.  The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 9.13Governing Law.  This Agreement and the other Loan Documents (except as otherwise specified therein), and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any Loan Document, and the rights and duties of the parties hereto, shall be governed by and construed and determined in accordance with the internal laws of the State of Illinois.

Section 9.14Severability of Provisions.  Any provision of any Loan Document that is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such provision in any other jurisdiction.  All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 9.15Excess Interest.  Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”).  If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that Bank may have received hereunder shall, at the option of Bank, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither Borrower nor any guarantor or endorser shall have any action against Bank for any damages whatsoever arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any of the Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Obligations shall remain at the Maximum Rate until Bank have received the amount of interest which Bank would have received during such period on the Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 9.16Construction.  The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents.  The provisions of this Agreement relating to Subsidiaries shall only apply during such times as Borrower has one or more Subsidiaries.  Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

Section 9.17Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a)BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.5.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 9.18Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.19USA Patriot Act/Canadian Anti-Money Laundering Laws.  Bank hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”) or Canadian Anti-Money Laundering Laws, it is required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Act or Canadian Anti-Money Laundering Laws.

Section 9.20Time is of the Essence.  Time is of the essence of this Agreement and each of the other Loan Documents.

Section 9.21Confidentiality.  Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Bank on a non-confidential basis from a source other than Borrower.  For the purposes of this Section 9.21, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Bank on a non-confidential basis prior to disclosure by Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[Signature Pages to Follow]

This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“Borrower”

Brewster Inc.

By:	/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Vice President
By:	/s/ Elyse A. Newman
Name: Elyse A. Newman
Title: Treasurer

[signature page to Credit Agreement]

“Bank”

BMO Harris Bank N.A.

By:	/s/ Brian Harbin
Name: Brian Harbin
Title: Director

[signature page to Credit Agreement]

Exhibit A

Revolving Note

$38,000,000Chicago, Illinois

For Value Received, the undersigned, Brewster Inc., an Alberta corporation (“Borrower”), hereby promises to pay to BMO Harris Bank N.A. (“Bank”) at the principal office of Bank in Chicago, Illinois (or such other location as Bank may designate to Borrower), in immediately available funds, the principal sum of $38,000,000 or, if less, the aggregate unpaid principal amount of all Loan made by Bank to Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of December 28, 2016, among Borrower and Bank (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

Brewster Inc.

By
Name
Title

A-1

Exhibit B

Brewster Inc.

Compliance Certificate

To:BMO Harris Bank N.A.

This Compliance Certificate is furnished to BMO Harris Bank N.A. (“Bank”) pursuant to that certain Credit Agreement dated as of December 28, 2016 between Brewster Inc. (“Borrower”) and Bank (the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1. I am the duly elected _____________________________________ of Borrower;

2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

4.The financial statements required by Section 6.1 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

5.Schedule I hereto sets forth the determination of the interest rates to be paid by Borrower for Loans, the letter of credit fees and the commitment fee rates commencing on the fifth day following the delivery hereof.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________, ___.

Brewster Inc.

By
Name
Title

SCHEDULE I TO COMPLIANCE CERTIFICATE

Viad’s Applicable Margin Calculation

Level [I][II][III][IV][V]

Applicable Margin or Fee Rate
Eurodollar Loans	_____%
Base Rate Loans	_____%
Letter of Credit Fees	_____%
Commitment Fees	_____%

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Loans	1.25%	1.50%	1.75%	2.00%	2.25%
Base Rate Loans	.25%	.50%	.75%	1.00%	1.25%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Letter of Credit Fees	1.25%	1.50%	1.75%	2.00%	2.25%
Commitment Fees	0.15%	0.20%	0.25%	0.30%	0.35%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of Viad delivered pursuant to Section 6.1.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of Viad referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of Viad referred to in the most recent Financials, (i) Viad has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.50 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of Viad referred to in the most recent Financials, (i) Viad has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.00 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of Viad referred to in the most recent Financials, (i) Viad has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.50 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of Viad referred to in the most recent Financials, Viad has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

Pricing Schedule

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on Viad’s Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after Bank has received the applicable Financials.  If Viad fails to deliver the Financials to Bank at the time required pursuant to the applicable provisions of the Syndicated Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.  Until adjusted after the Closing Date, Level III Status shall be deemed to exist.

Pricing Schedule

Schedule 5.6

Subsidiaries

None.

Schedule 5.9

Ownership of Properties

None.

Schedule 5.10

Insurance

See attached.

Execution Version

CANADIAN GUARANTY

THIS CANADIAN GUARANTY (this “Guaranty”) is made as of December 28, 2016, by Brewster Travel Canada Inc. (“Guarantor”) in favor of BMO Harris Bank, N.A. (“Bank”).

WITNESSETH:

WHEREAS, Brewster Inc., an Alberta corporation (the “Borrower”), and Bank are entering into that certain Credit Agreement of even date herewith (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Bank to the Borrower;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that Guarantor execute and deliver this Guaranty whereby Guarantor shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below;

WHEREAS, the Borrower is a direct Wholly-owned Subsidiary of Guarantor and Guarantor will receive direct and indirect financial and other benefits from the consummation of the credit extensions contemplated by the Credit Agreement;

WHEREAS, in consideration of the financial and other direct and indirect benefits which will accrue to it as a result of the Credit Agreement and in order to induce the Bank to enter into the Credit Agreement, and because Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor is willing to guarantee the obligations of the Borrower under the Credit Agreement, any Note, and the other Loan Documents; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.1.  Selected Terms Used Herein.

“Guaranteed Obligations” is defined in Section 3 below.

SECTION 1.2.  Terms in Credit Agreement.  Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION 2.1.  Representations and Warranties.  Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon the date of each Credit Event under the Credit Agreement) that:

(a)It is a corporation or partnership duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to be in good standing or qualified to do business could not reasonably be expected to have a Material Adverse Effect.

(b)It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any material law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries, (ii) violate its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, (iii) violate the provisions of the Syndicated Agreement or any material indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default could not reasonably be expected to result in an Event of Default or a Material Adverse Effect, or (iv) result in, or require, the creation or imposition of any Lien in, of or on the Property of Guarantor or a subsidiary thereof pursuant to the terms of any material indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound other than such Liens permitted by Bank or under the Credit Agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

SECTION 2.2.  Covenants.  Guarantor covenants that, so long as Bank has any Commitment outstanding under the Credit Agreement or any of the Guaranteed Obligations shall remain unpaid, it will, and, if necessary, to the extent practicable under the circumstances, will enable the Borrower to, fully comply with those covenants and agreements set forth in the Credit Agreement.

SECTION 3.  The Guaranty.

(a)Subject to Section 9 hereof, Guarantor hereby absolutely and unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations including without limitation in each case any such obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Borrower or applicable Subsidiary to pay punctually the amount of any such Obligations, Guarantor agrees that it shall forthwith on demand pay to the Bank the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan

Document, as the case may be. This Guaranty is a guaranty of payment and not of collection.  Guarantor waives any right to require the Bank to sue the Borrower, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

(b)Guarantor shall unconditionally and irrevocably pay to the Bank, all such amounts as shall be required from time to time to ensure that the Bank is fully indemnified against and saved fully harmless from and against all losses and expenses which the Bank may at any time suffer or incur by reason of or otherwise in connection with the unenforceability or invalidity of the Guaranteed Obligations for any reason whatsoever, including by operation of any fraudulent conveyances law, insolvency law, any laws affecting creditors' rights generally or general principles of equity. Guarantor’s indemnity under this Section 3(b) constitutes a separate and independent obligation of Guarantor from the guarantee set out in Section 3(a) and may be enforced, without duplication of recovery, by the Bank, in lieu of or in addition to such guarantee.

SECTION 4.  Guaranty Unconditional.  Subject to Section 9 hereof, the obligations of Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, and to the extent permitted by applicable law, shall not be released, discharged or otherwise affected by:

(a)any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(b)any modification or amendment of or supplement to the Credit Agreement  or any other Loan Document;

(c)any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, any Note, the Collateral Documents, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Bank or its Affiliates with respect to any collateral securing all or any part of the Guaranteed Obligations;

(d)any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

(e)the existence of any claim, setoff or other rights which Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Bank or any other Person, whether in connection herewith or any unrelated transactions;

(f)any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, any Note or any other Loan Document; or

(g)any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantor’s obligations hereunder.

SECTION 5.  Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated or expired.  If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6.  Waivers.  Guarantor irrevocably waives, to the extent permitted by applicable law, acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.

SECTION 7.  Subrogation.  Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by Guarantor unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated.

SECTION 8.  Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by Guarantor hereunder forthwith on demand by the Bank.

SECTION 9.  Limitation on Obligations.

(a)The provisions of this Guaranty are severable, and in any action or proceeding involving any corporate law, or any provincial, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Guarantor or the Bank be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of Guarantor is intended solely to preserve the rights of the Bank hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

(b)Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of Guarantor without impairing this Guaranty or affecting the rights and remedies of the Bank hereunder. Nothing in this Section 9(b) shall be construed to increase Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 10.  Application of Payments.  All payments received by Bank hereunder shall be applied by the Bank to payment of the Guaranteed Obligations in such order as Bank may determine unless a court of competent jurisdiction shall otherwise direct.

SECTION 11.  Notices.  All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Bank in accordance with the provisions of Section 9.5 of the Credit Agreement.  Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

SECTION 12.  No Waivers.  No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13.  No Duty to Advise.  Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs under this Guaranty, and agrees that the Bank has no duty to advise Guarantor of information known to it regarding those circumstances or risks.

SECTION 14.  Successors and Assigns.  This Guaranty is for the benefit of the Bank and its respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon Guarantor and its respective successors and permitted assigns.

SECTION 15.  Changes in Writing, Etc.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by Guarantor and the Bank. This Guaranty may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 16  Costs of Enforcement.  Guarantor agrees to pay all reasonable costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Bank or its Affiliates in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

SECTION 17.  Governing Law; Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL.

(a)This Guaranty shall be construed in accordance with and governed by the law of the Province of Ontario and the federal law of Canada applicable therein.

(b)Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Province of Ontario sitting in the City of Toronto, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Guaranty against Guarantor or its respective properties in the courts of any jurisdiction.

(c)Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)GUARANTOR (AND, BY ITS ACCEPTANCE HEREOF, THE BANK) HEREBY (A) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); (B) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (C) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 18.  Taxes. etc.  All payments required to be made by Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if Guarantor is required by law to make such deduction or withholding, Guarantor shall forthwith (i) pay to the Bank such additional amount as results in the net amount received by the Bank equaling the full amount which would have been received by the Bank had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Bank certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 19.  Setoff.  Without limiting the rights of the Bank under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Bank to apply any sums standing to the credit of the Guarantor with the Bank toward the payment of the Guaranteed Obligations.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

BREWSTER TRAVEL CANADA INC.

By:	/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Vice President
By:	/s/ Elyse A. Newman
Name: Elyse A. Newman
Title: Treasurer

Address for notices:

1850 N. Central Ave., Suite 1900

Phoenix, AZ  85004-4565

Attention:  Treasurer’s Department

Telephone:  602-207-1032

Fax:  602-207-2633

Email:  enewman@viad.com

Accepted as of the date first set forth above:

BMO HARRIS BANK N.A., as Bank

By:	/s/ Brian Harin
Title:	Director

Execution Version

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of December 28, 2016, by Viad Corp, a Delaware corporation (“Viad”), Global Experience Specialists, Inc. (“Global Experience Specialists”), GES Event Intelligence Services, Inc. (“GES”), CATC Alaska Tourism Corporation (“CATC”) and each of the other entities from time to time party hereto (the “Guarantors”) in favor of BMO Harris Bank, N.A. (“Bank”).

WITNESSETH:

WHEREAS, Brewster Inc., an Alberta corporation (the “Borrower”), and Bank are entering into that certain Credit Agreement of even date herewith (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Bank to the Borrower;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that Viad, Global Experience Specialists, GES and CATC execute and deliver this Guaranty whereby Viad, Global Experience Specialists, GES and CATC shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below;

WHEREAS, the Borrower and each of the other Guarantors is a direct or indirect Wholly-owned Subsidiary of Viad and, as members of the same corporate group, Viad and the other Guarantors will receive direct and indirect financial and other benefits from the consummation of the credit extensions contemplated by the Credit Agreement; and

WHEREAS, in consideration of the financial and other direct and indirect benefits which will accrue to them as a result of the Credit Agreement and in order to induce the Bank to enter into the Credit Agreement, and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to guarantee the obligations of the Borrower under the Credit Agreement, any Note, and the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.1.Selected Terms Used Herein.

“Guaranteed Obligations” is defined in Section 3 below.

SECTION 1.2.Terms in Credit Agreement.  Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION 2.1.Representations and Warranties.  Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon the date of each Credit Event under the Credit Agreement) as follows (provided, that only Viad makes the representations and warranties set forth in Sections 2.1(d) - (g)):

(a)It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to be in good standing or qualified to do business could not reasonably be expected to have a Material Adverse Effect.

(b)It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any material law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries, (ii) violate its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, (iii) violate the provisions of the Syndicated Agreement or any other material indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default could not reasonably be expected to result in an Event of Default or a Material Adverse Effect, or (iv) result in, or require, the creation or imposition of any Lien in, of or on the Property of such Guarantor or a subsidiary thereof pursuant to the terms of any material indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

(d)The (i) December 31, 2015 consolidated financial statements of Viad and its Subsidiaries heretofore reported on by Deloitte & Touche LLP, independent public accountants and delivered to the Lenders and (ii) September 30, 2016 consolidated financial statements of Viad and its Subsidiaries heretofore certified by Viad’s chief financial officer and delivered to the lenders under the Syndicated Agreement were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of Viad and its Subsidiaries at such date and the consolidated results of their operations for the periods then ended subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(e)Since December 31, 2015 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of Viad and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

(f)At the time of and immediately after giving effect to the Credit Event(s) occurring on the date hereof and the date of each subsequent Credit Event, there exists no Default or Unmatured Default (as such terms are defined in the Syndicated Agreement).

(g)The representations and warranties of Viad and its applicable Subsidiaries contained in Article V of the Syndicated Agreement (other than Sections 5.4 and 5.5) and in each of the other Loan Documents (as defined in the Syndicated Agreement) are true and correct in all material respects at the time of and immediately after giving effect to the Credit Event(s) occurring on the date hereof and the date of each subsequent Credit Event, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

SECTION 2.2.Covenants. Viad agrees that it will furnish to Bank (in its capacity as Bank under the Credit Agreement) (a) copies of the financial statements, notices and related materials delivered to the Administrative Agent (as such term is defined in the Syndicated Agreement) pursuant to Section 6.1 of the Syndicated Agreement at the times provided for such delivery therein and (b) such other information (including non‑financial information) as Bank may from time to time reasonably request.

Viad further agrees that if, after the date hereof, any Person shall become a Guarantor (as defined in the Syndicated Agreement), then Viad shall promptly (and in any event within five (5) Business Days) cause such Person to become a Guarantor under this Guaranty pursuant to documentation (including a joinder in the form attached hereto and related certificates, opinions and financing statements) reasonably acceptable to Bank.

3.The Guaranty.

(a)Subject to Section 9 hereof, each of the Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation in each case any such obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Borrower or applicable Subsidiary to pay punctually the amount of any such Obligations, each of the Guarantors agrees that it shall forthwith on demand pay to the Bank the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection.  Each of the Guarantors waives any right to require the Bank to sue the Borrower, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

(b)Guarantors shall unconditionally and irrevocably pay to the Bank, all such amounts as shall be required from time to time to ensure that the Bank is fully indemnified against and saved fully harmless from and against all losses and expenses which the Bank may at any time suffer or incur by reason of or otherwise in connection with the unenforceability or invalidity of the Guaranteed Obligations for any reason whatsoever, including by operation of any fraudulent conveyances law, insolvency law, any laws affecting creditors' rights generally or general principles of equity. Guarantors’ indemnity under this Section 3(b) constitutes a separate and independent obligation of Guarantors from the guarantee set out in Section 3(a) and may be enforced, without duplication of recovery, by the Bank, in lieu of or in addition to such guarantee.

SECTION 4.Guaranty Unconditional.  Subject to Section 9 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, and to the extent permitted by applicable law, shall not be released, discharged or otherwise affected by:

(a)any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(b)any modification or amendment of or supplement to the Credit Agreement, any Note or any other Loan Document;

(c)any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, any Note, the Collateral Documents, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Bank or its Affiliates with respect to any collateral securing all or any part of the Guaranteed Obligations;

(d)any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

(e)the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Bank or any other Person, whether in connection herewith or any unrelated transactions;

(f)any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, any Note or any other Loan Document; or

(g)any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

SECTION 5.Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  Each of the Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated or expired.  If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6.Waivers.  Each of the Guarantors irrevocably waives, to the extent permitted by applicable law, acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.

SECTION 7.Subrogation.  Each of the Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment to lend under the Credit Agreement and any other Loan Documents is terminated.

SECTION 8.Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Bank.

SECTION 9.Limitation on Obligations.

(a)The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Bank, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum

Liability of the Guarantors is intended solely to preserve the rights of the Bank hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

(b)Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Bank hereunder. Nothing in this Section 9(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) agrees with and for the benefit of Viad that it shall pay to Viad an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments and Viad (if not the paying Guarantor) agrees with and for the benefit of the applicable Paying Guarantor that Viad shall contribute to the Paying Guarantor an amount equal to the Non-Paying Guarantors’ aggregate Pro Rata Share of such payment or payments made, or losses suffered, by such Paying Guarantor.  For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this Section 9(c) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability).  Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.  The provisions of this Section 9(c) are for the benefit of both the Bank and, as provided above, the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.Application of Payments.  All payments received by Bank hereunder shall be applied by the Bank to payment of the Guaranteed Obligations in such order as Bank may determine unless a court of competent jurisdiction shall otherwise direct.

SECTION 11.Joinder.  Pursuant to Section 6.8(a) of the Credit Agreement, certain Persons are from time to time required to enter into this Guaranty as a Guarantor.  Upon execution and delivery after the date hereof by the Bank and such Person of a supplement in the form of Exhibit A hereto, such Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder, of the Borrower or of any Bank.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.

SECTION 12.Notices.  All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Bank in accordance with the provisions of Section 9.5 of the Credit Agreement.  Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

SECTION 13.No Waivers.  No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement, any Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 14.No Duty to Advise.  Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that the Bank has no duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.

SECTION 15.Successors and Assigns.  This Guaranty is for the benefit of the Bank and its respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and permitted assigns.

SECTION 16.Changes in Writing, Etc.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Bank. This Guaranty may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 17.Costs of Enforcement.  Each of the Guarantors agrees to pay all reasonable costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Bank in endeavoring to collect all or any part of the Guaranteed

Obligations from, or in prosecuting any action against, the Borrower, the Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

SECTION 18.Governing Law; Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL.

This Guaranty shall be construed in accordance with and governed by the law of the State of Illinois.

Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Illinois sitting in Cook County and of the United States District Court for the Northern District of Illinois and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantors or their respective properties in the courts of any jurisdiction.

Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

EACH GUARANTOR (AND, BY ITS ACCEPTANCE HEREOF, THE BANK) HEREBY (A) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); (B) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (C) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 19.Taxes. etc.  All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes (as such term is defined in the Syndicated Agreement)), provided, however, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith (i) pay to the Bank such additional amount as results in the net amount received by the Bank equaling the full amount which would have been received by the Bank had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Bank certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 20.Setoff.  Without limiting the rights of the Bank under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Bank to apply any sums standing to the credit of the Guarantor with the Bank toward the payment of the Guaranteed Obligations.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

VIAD CORP

By:	/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Vice President
By:	/s/ Elyse A. Newman
Name: Elyse A. Newman
Title: Treasurer

GLOBAL EXPERIENCE SPECIALISTS, INC.

By:	/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Vice President
By:	/s/ Elyse A. Newman
Name: Elyse A. Newman
Title: Treasurer

GES EVENT INTELLIGENCE SERVICES, INC.

By:	/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Vice President
By:	/s/ Elyse A. Newman
Name: Elyse A. Newman
Title: Treasurer

[signature page to Guaranty]

CATC ALASKA TOURISM CORPORATION

By:	/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Vice President
By:	/s/ Elyse A. Newman
Name: Elyse A. Newman
Title: Treasurer

Address for notices:

1850 N. Central Ave., Suite 1900

Phoenix, AZ  85004-4565

Attention:  Treasurer’s Department

Telephone:  602-207-1032

Fax: 602-207-2633

Email:  enewman@viad.com

[signature page to Guaranty]

Accepted as of the date first set forth above:

BMO HARRIS BANK, N.A., as Bank

By:	/s/ Brian Harin
Title:	Director

[signature page to Guaranty]

EXHIBIT A

SUPPLEMENT NO. __________ dated as of ____________________, to the Guaranty dated as of December 28, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), by Viad Corp, Global Experience Specialists, Inc.,  GES Event Intelligence Services, Inc. and CATC Alaska Tourism Corporation in favor of the Bank.

Reference is made to the Credit Agreement dated as of December 28, 2016, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Brewster Inc., an Alberta corporation (“Borrower”), and BMO Harris Bank, N.A. (“Bank”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

The Guarantors have entered into the Guaranty in order to induce the Bank to extend credit pursuant to the Credit Agreement.  Pursuant to Section 6.8(a) of the Credit Agreement, the undersigned Person is required to enter into the Guaranty as a Guarantor. Section 11 of the Guaranty provides that additional subsidiaries of Viad may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary of Viad (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Bank to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, the Bank and the New Guarantor agree as follows:

SECTION 1.In accordance with Section 11 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date).  Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor.  The Guaranty is hereby incorporated herein by reference.

SECTION 2.The New Guarantor represents and warrants to the Bank that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The Supplement shall become effective when the Bank shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Bank.

SECTION 4.Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5.THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 6.All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Guaranty.  All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

IN WITNESS WHEREOF, the New Guarantor and the Bank have duly executed this Supplement to the Guaranty as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:
Address

By:
Name:
Title:
Address

BMO Harris Bank, N.A., as Bank

By:
Name:
Title:
Address

Execution Copy

SECURITY AGREEMENT

THIS AGREEMENT is made as of the 28th day of December, 2016 by BREWSTER INC. (the “Borrower”), an Alberta corporation, Brewster travel canada inc., an Alberta corporation, and each other Person that becomes party hereto from time to time as an additional Debtor pursuant to Article 7 of this Security Agreement in favour of BMO HARRIS BANK N.A. (the “Secured Party”).

BACKGROUND:

Pursuant to a credit agreement of even date herewith (as it may be changed from time to time, the “Credit Agreement”) between the Borrower and the Secured Party, as lender, among other things, the Secured Party has agreed to make available a committed credit facility to the Borrower for the purposes set forth therein.

It is a condition to the extension of credit by the Secured Party to the Borrower pursuant to the Credit Agreement that the Debtors enter into this Security Agreement.

FOR VALUABLE consideration (the receipt and sufficiency of which are hereby acknowledged), each Debtor covenants, acknowledges, represents and warrants in favour of the Secured Party, as follows:

Article 1
INTERPRETATION

1.1Definitions

Each word and expression defined in Schedule 1.1 is used in this Security Agreement with the respective defined meaning assigned to it in Schedule 1.1.  Each word and expression (capitalized or not) defined or given an extended meaning in the Credit Agreement, and not otherwise defined herein, is used in this Security Agreement with the respective defined or extended meaning assigned in the Credit Agreement.  Words and expressions defined in the PPSA and/or the STA and used without initial capitals in this Security Agreement (including in Schedule 1.1) have the respective defined meanings assigned to them in the PPSA and/or STA, unless the context otherwise requires.

1.2Statutes

Each reference in this Security Agreement to any code, statute, regulation, official interpretation, directive or other legislative enactment of any Canadian or foreign jurisdiction (including any political subdivision thereof) at any time shall be construed so as to include such code, statute, regulation, official interpretation, directive or enactment and each change thereto made at or before the time in question.

1.3Reference to Agreements and Documents

Each reference in this Security Agreement to any agreement or document (including this Security Agreement and any other term defined in Schedule 1.1 that is an agreement or document) shall be construed so as to include such agreement or document (including any attached schedules, appendices and exhibits), and each change made to it at or before the time in question.

1.4Headings

The Article and Section headings in this Security Agreement are included solely for convenience, are not intended to be full or accurate descriptions and shall not be considered part of this Security Agreement.

1.5Grammatical Variations

In this Security Agreement, (a) words and expressions (including defined terms and words and expressions (capitalized or not) given extended meanings) in the singular include the plural and vice versa (the necessary changes being made to fit the context), (b) words in one gender include all genders and (c) grammatical variations of words and expressions (capitalized or not) defined, given extended meanings or incorporated by reference herein shall be construed in like manner.

Article 2
GRANT OF SECURITY

2.1Security

Each Debtor, as general and continuing collateral security, without impairment or novation, for the due payment and performance of the Secured Obligations of such Debtor, and subject to the exceptions in Section 2.10 and 2.14, hereby mortgages, charges and grants a security interest in all of such Debtor’s present and after-acquired personal property to and in favour of the Secured Party and without limitation:

(a)

charges, mortgages, hypothecs, pledges and collaterally assigns and grants a security interest in the following property as and by way of a fixed and specific security to and in favour of the Secured Party:

(i)	Accounts;
(ii)	Chattel Paper;
(iii)	Documents of Title;
(iv)	Equipment;
(v)	Instruments;

(vi)	Intangibles, other than Intellectual Property;
(vii)	Inventory;
(viii)	Investment Property (other than Unlimited Liability Shares, Security Entitlements to Unlimited Liability Shares and general partnership interests);
(ix)	Money;
(x)	Records;
(xi)	all insurance policies in which such Debtor now or hereafter has rights;
(xii)	the business, undertakings and goodwill of such Debtor;
(xiii)	all rights of such Debtor to the property referred to in clauses (i) to (xii) inclusive above; and
(xiv)

all Proceeds and Replacements (other than Proceeds or Replacements comprised of Intellectual Property, Unlimited Liability Shares, Security Entitlements to Unlimited Liability Shares and general partnership interests which shall be subject to the security interest granted under paragraph (a) below) of or to property referred to in clauses (i) to (xiii) inclusive above, including all rights thereto;

(b)	grants a security interest in the following assets as and by way of a fixed and specific security in favour of the Secured Party:
(i)	Intellectual Property;
(ii)	Unlimited Liability Shares, Security Entitlements to Unlimited Liability Shares and general partnership interests;
(iii)	all rights of such Debtor to the property referred to in clauses (i) and (ii) above;
(iv)	all Proceeds and Replacements of or to property referred to in clauses (i), (ii) and (iii) above, including all rights thereto; and
(c)

grants a security interest in the following property, and grants, assigns, conveys, mortgages and charges the following property as and by way of a floating charge to and in favour of the Secured Party:

(i)

the business, undertakings and goodwill of such Debtor and all personal property, tangible and intangible, of whatever nature and kind in which such Debtor now or hereafter has rights, its uncalled capital (if any) and all its present and future revenues, save and except such assets as are validly and effectively subject to the fixed and specific security created by paragraph (a) above;
(ii)	all rights of such Debtor to the property referred to in clause (i) above; and
(iii)

all Proceeds and Replacements (other than Proceeds or Replacements comprised of Intellectual Property, Unlimited Liability Shares, Security Entitlements to Unlimited Liability Shares or general partnership interests which shall be subject to the security interest only granted under this paragraph (b) above) of or to property referred to in clauses (i) and (ii) above, including all rights thereto.

2.2Attachment

Each Debtor agrees that value has been given, that such Debtor and the Secured Party have not agreed to postpone the time for attachment of the Security and that the Security is intended to attach, as to all of the Collateral in which such Debtor now has rights, when such Debtor executes this Security Agreement, and, as to all Collateral in which such Debtor only has rights after the execution of this Security Agreement, when such Debtor first has such rights.  For certainty, each Debtor confirms and agrees that the Security is intended to attach to all present and future Collateral of each Debtor and each successor of such Debtor.

2.3Habendum

The Secured Party agrees to hold the Collateral to be dealt with in the manner provided for in this Security Agreement and/or the Credit Agreement.

2.4Duty of Care

The Secured Party shall not have any duty of care to each Debtor with respect to Collateral in physical form which is delivered to the Secured Party to be held by it pursuant to this Security Agreement, other than to use the same care in the physical custody and physical preservation of such Collateral as it would with its own physical property of like nature.  The Secured Party shall have no obligation to (a) take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Collateral or (b) take any necessary actions required to preserve rights against any Persons with respect to Collateral.

2.5Disposals of Collateral

So long as no Event of Default has occurred that is continuing, each Debtor may, provided to do so is not contrary to any provision hereof or the Credit Agreement, dispose of and otherwise deal with the Collateral in the ordinary course of its business and for the purpose of carrying on such business.  All Proceeds, including all rights of such Debtor as vendor, consignor or lessor and all resulting Accounts, shall be subject to the Security.

2.6Proceeds Held in Trust

If an Event of Default has occurred and is continuing, unless such requirement is expressly waived by the Lender in accordance with the applicable terms of the Credit Agreement, each Debtor shall receive and hold all Proceeds in trust for the benefit of the Secured Party, separate and apart from other monies, instruments or property, and shall forthwith endorse as necessary and pay over or deliver them to the Secured Party to be dealt with in the manner provided for in this Security Agreement and/or the Credit Agreement.

2.7Account Debtors

If an Event of Default has occurred and is continuing, the Secured Party may require any account debtor of each Debtor to make payment directly to the Secured Party and the Secured Party may hold all amounts acquired from any such account debtors and any Proceeds as part of the Collateral to be dealt with in the manner provided for in this Security Agreement and/or the Credit Agreement.

2.8Collection of Accounts

Each Debtor shall take all commercially reasonable steps to collect all Accounts owing to it.

2.9Securities

(a)

Contemporaneously with the execution and delivery of this Security Agreement (with respect to Securities and Security Entitlements in which each Debtor now has rights) and within five (5) Business Days of such Debtor first having rights in Securities and Security Entitlements (with respect to Securities and Security Entitlements in which such Debtor only has rights after the execution and delivery of this Security Agreement), such Debtor shall:

(i)	physically deliver to the Secured Party any certificated Securities that are in bearer form;
(ii)

physically deliver to the Secured Party any certificated Securities that are in registered form and not registered in the name of a clearing agency and, except for Unlimited Liability Shares, endorse the Securities certificate in blank by an effective endorsement or, if an Event of Default has occurred and is continuing, endorse the Securities certificate to the Secured Party or register the Securities certificate in the name of the Secured Party or its representative (as the Secured Party shall direct);

(iii)

cause the issuer of any uncertificated Securities (other than Unlimited Liability Shares), to agree with the Secured Party (pursuant to an agreement in form and substance satisfactory to the Secured Party, acting reasonably) that such issuer will comply with the instructions originated by the Secured Party without the further consent of such Debtor or any other entitlement holder or person;

(iv)	do one of the following (as the Secured Party shall direct, acting reasonably):
(A)	cause the Secured Party or its representative to become the entitlement holder of each Security Entitlement, except for a Security Entitlement in Unlimited Liability Shares,
(B)

cause the securities intermediary to agree with the Secured Party (pursuant to an agreement in form and substance satisfactory to the Secured Party, acting reasonably) that such securities intermediary will comply with entitlement orders in relation to each Security Entitlement that are originated by the Secured Party without the further consent of such Debtor or any other entitlement holder or person, or

(C)

cause another Person that has control on behalf of the Secured Party, or having previously obtained control acknowledge that such Person has control on behalf of the Secured Party to have control of any Security Entitlement in the manner contemplated by subclause (A) or (B).

Any Securities, including any Security Entitlement, held or controlled by the Secured Party pursuant to the foregoing provisions of this Subsection 2.9(a) shall be held as Collateral under this Security Agreement to be dealt with in the manner provided for in this Security Agreement and/or the Credit Agreement.

(b)	Subject to Subsection 2.9(c), all rights conferred by statute or otherwise upon a registered holder of Securities shall:
(i)

with respect to any Securities or Security Entitlement held directly by the Secured Party or its representative, be exercised as the applicable Debtor may direct and for this purpose, the Secured Party shall, promptly upon the request of a Debtor, execute and deliver to the Debtor all such proxies and powers of attorney as the Debtor may reasonably request for the purpose of enabling the Debtor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.9(b)(i); and

(ii)	with respect to any Securities or Security Entitlement held directly by any Debtor or its representatives, be exercised by such Debtor.
(c)	With respect to any Debtor’s rights relating to any Securities:
(i)	such rights shall not be exercised in any manner which is reasonably likely to be inconsistent with the rights intended to be conferred on the Secured Party by or pursuant to this Security Agreement;
(ii)	such Debtor shall not, without the prior written consent of the Secured Party or unless permitted under the Credit Agreement, by the exercise of any of such rights or otherwise, permit or agree to any variation of the rights attached to or conferred by any of the Securities, participate in any rights issue, elect to receive or vote in favour of receiving any dividends other than in the form of cash or participate in any vote concerning a dissolution, liquidation or winding-up of an issuer of Securities pursuant to its incorporating statute (or any similar proceeding);

(iii)

unless and until an Event of Default shall have occurred and be continuing and the Secured Party has exercised its rights under clause (iv) below, such Debtor shall be entitled to receive and retain any cash dividends paid on the Securities and any Proceeds derived from any sale of Securities permitted by the Credit Agreement; and

(iv)

after the occurrence of an Event of Default and while it is continuing (and without any consent or authority on the part of such Debtor), the Secured Party and its representatives may at the Secured Party’s discretion (in the name of such Debtor or otherwise) exercise or cause to be exercised in respect of any of the Securities (other than Securities comprised of Unlimited Liability Shares) any voting rights or rights to receive dividends, interest, principal or other payments of money, as the case may be, forming part of the Securities and all other rights conferred on or exercisable by the bearer or holder thereof.

2.10Unlimited Liability Shares

Notwithstanding any provisions to the contrary contained in this Security Agreement or any other document or agreement among all or some of the parties hereto, each applicable Debtor is the sole registered and beneficial owner of each Unlimited Liability Share subject to the Security and will remain so until such time as such Unlimited Liability Shares are effectively transferred into the name of the Secured Party or another Person on the books and records of the Unlimited Company issuer thereof.  Accordingly, such Debtor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such Unlimited Liability Shares (except insofar as such Debtor has granted a security interest in such dividend or other distribution in favour of the Secured Party hereunder, and any Securities which constitute Collateral shall be delivered forthwith upon receipt by such Debtor to the Secured Party to hold as Collateral hereunder) and shall have the right to vote such Unlimited Liability Shares and to control the direction, management and policies of the issuer Unlimited Company to the same extent as such Debtor would if such Unlimited Liability Shares were not subject to the Security.  Nothing in this Security Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Security Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Secured Party or any Person other than such Debtor, a member of any Unlimited Company for the purposes of any applicable governing statute of such Unlimited Company until such time as notice is given to such Debtor (and not revoked) as provided herein and further steps are taken thereunder so as to register the Secured Party or such other Person as holder of such Unlimited Liability Shares.  To the extent any provision hereof would have the effect of constituting the Secured Party as a member of the Unlimited Company issuer, such provision shall be severed therefrom and ineffective without otherwise invalidating or rendering unenforceable this Security Agreement or such provision insofar as it relates to property which is not Unlimited Liability Shares.  Except upon the exercise of rights to sell or otherwise dispose of Unlimited Liability Shares following the occurrence of an Event of Default and while it is continuing, such Debtor shall not cause, permit or enable any Unlimited Company issuer to cause, permit, or enable the Secured Party to:

(a)	be registered as a shareholder or member of the Unlimited Company;
(b)	have any notation entered in its favour in the share register in respect of Unlimited Liability Shares;
(c)	hold the Secured Party out as a shareholder or member of an Unlimited Company;
(d)	act or purport to act as a member of an Unlimited Company, or obtain, exercise or attempt to exercise any rights of a shareholder or member, of the Unlimited Company;
(e)	be held out as shareholder or member of the Unlimited Company;
(f)

receive, directly or indirectly, any dividends, property or other distributions from the Unlimited Company by reason of the Secured Party holding a security interest in the Unlimited Liability Shares; or

(g)

act as a shareholder or member of the Unlimited Company, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, an Unlimited Company or to be entitled to receive or receive any distribution in respect of Unlimited Liability Shares.

The foregoing limitation shall not restrict the Secured Party from exercising the rights which it is entitled to exercise hereunder in respect of any Collateral constituting Unlimited Liability Shares or Security Entitlements in Unlimited Liability Shares at any time that the Secured Party shall be entitled to enforce the Security and realize on all or any portion of the Collateral pursuant to the Security.

2.11General Partnership Interests

Notwithstanding any provision to the contrary contained in this Security Agreement or any other agreement or document among all or some of the parties hereto, each applicable Debtor is the sole registered and beneficial owner of each interest held by it in any general partnership and general partnership interest in any limited partnership, if any, subject to the Security and will remain so until such time as such interest is effectively transferred into the name of another Person on the books and records of the issuer thereof.  To the extent any provision hereof would have the effect of constituting the Secured Party as a general partner of any limited or general partnership, such provision shall be severed herefrom and ineffective without otherwise invalidating or rendering unenforceable this Security Agreement or such provision insofar as it relates to property which is not such a general partner interest in a partnership.

2.12Commingled Goods

If Collateral subsequently becomes part of a product or mass to which the security interest of another secured party attaches, then the Security shall continue in such product or mass and extend to all Accounts, Replacements or Proceeds arising from any dealing with such product or mass, ranking in priority to those Liens of any other Person holding a Lien upon such product or mass.

2.13Material IP Licenses

Each Debtor shall, at the time it enters into any material IP Licence (excluding readily available “off the shelf”, “shrink wrapped” software), use its commercially reasonable efforts to obtain from the licensor or licensee (as applicable) under such material IP Licence (i) a consent to the Security in such material IP Licence and related Intellectual Property, including all of such Debtor's rights thereto, and to any disposition thereof pursuant to Article 6 of this Security Agreement and (ii) an agreement that the Secured Party shall not have any obligations to such licensor or licensee (as applicable) by reason only of such Security or disposition.

2.14Operating Rights

(a)

Notwithstanding anything to the contrary contained in any other provision of this Security Agreement, if the grant by any Debtor of the Security in any agreement, right, permit, franchise, equipment lease or sublease, Intellectual Property Right or Licence in which it now or hereafter has rights (each, an “Operating Right”) requires the consent of any Person which has not been obtained or would contravene or be void under any applicable law or the terms of the Operating Right, or result in a Material loss and expense to such Debtor or (in the judgment of the Secured Party, acting reasonably) adversely affect the Security in any Material way in any other Collateral (a “Security Impediment”), that Operating Right shall not, to the extent that such Security Impediment would apply (each, a “Prescribed Operating Right”), be subject to the Security (save to the extent provided below) unless and until such agreements, consents, waivers and approvals as may be required to avoid such Security Impediment have been obtained (“Required Approvals”).  The Security shall nonetheless immediately attach to any rights of such Debtor arising under, by reason of, or otherwise in respect of any such Prescribed Operating Right, such as the right to receive payments thereunder and all Proceeds and Replacements of the Prescribed Operating Right (“Related Rights”), (i) if and to the extent and as at the time such attachment to the Related Rights occurs such Security Impediment does not apply to such Related Rights, (ii) if such Security Impediment is not enforceable against third parties or the Secured Party and such attachment would not also result in a Debtor being liable for breach of contract to the applicable counterparty resulting in Material costs and expenses being incurred by such Debtor or (iii) if an Event of Default occurs and is continuing unless the Secured Party determines that the Security should not attach to such Related Rights.

(b)

To the extent permitted by applicable law, each Debtor will hold in trust for the Secured Party, and provide the Secured Party with the benefits of, each Prescribed Operating Right and following the occurrence of an Event of Default and while it is continuing, will enforce all Prescribed Operating Rights at the direction of the Secured Party or at the direction of such other Person (including any purchaser of Collateral from the Secured Party or any Receiver) as the Secured Party may designate, provided that until the security interest created hereby becomes enforceable, such Debtor shall, to the extent permitted by the Credit Agreement, be entitled to receive all proceeds relating to the Prescribed Operating Rights, subject to the Security.

2.15Warehouse Premises

Upon request by the Secured Party from time to time, each Debtor shall use commercially reasonable best efforts to obtain, as soon as reasonably practicable, an agreement from the owner and/or operator of each warehouse or storage facility where Collateral valued in excess of $100,000 is located intended to preserve and facilitate the realization of the Security with respect to Collateral located at such warehouse or storage facility in form and substance satisfactory to the Secured Party acting reasonably.

2.16Instruments and Chattel Paper

Unless the Secured Party shall otherwise consent in writing (which consent may be revoked), each Debtor shall deliver to the Secured Party all Collateral consisting of Instruments and Chattel Paper (in each case accompanied by such instruments of transfer as the Secured Party shall require) under which amounts in excess of $200,000 (or Equivalent in foreign currency) are payable promptly after such Debtor receives the same, save for Instruments deposited to an account with the Secured Party or an account subject to an Account Control Agreement.

2.17Consumer Goods

Each Debtor shall ensure that the Collateral does not and shall not at any time include consumer goods other than that which is immaterial.

Article 3
REPRESENTATIONS AND WARRANTIES

Each Debtor represents and warrants to and in favour of the Secured Party as follows:

3.1Locations of Collateral

As of the Closing Date, the registered office, places of business, chief executive office of each Debtor (within the meaning assigned in Section 7(3) of the PPSA or within the meaning assigned in the RPMRR) and the locations of the Collateral (except (i) Collateral which is in transit to and from such premises in the ordinary course of business, (ii) Collateral having an aggregate value that does not exceed $100,000 and (iii) Collateral which has been disposed of in accordance with the provisions of the Secured Documents), including its Records relating thereto, are listed in Schedule 3.1.

3.2Intellectual Property

As of the Closing Date, Schedule 3.2 includes a complete list of all material software (excluding readily available “off the shelf”, “shrink wrapped” software), patents, trademarks, registered or material non-registered copyrights and industrial designs owned or used by each Debtor in carrying on the Debtor’s business subdivided into the categories (i) owned by such Debtor, (ii) licensed for use to such Debtor and (iii) licensed for use by such Debtor.

3.3Securities

As of the Closing Date, Schedule 3.3 includes a complete list of all Securities and Securities Accounts in which each Debtor has rights.

3.4Bank Accounts

As of the Closing Date, Schedule 3.4 includes a complete list of all deposit, current and other accounts maintained with any bank, trust company or other financial institution in which each Debtor has rights.

3.5Instruments and Chattel Paper

As of the Closing Date, Schedule 3.5 lists all Instruments and Chattel Paper having a value in excess of $100,000 in which each Debtor has rights.  All action necessary or desirable to protect and perfect the Security on each such item of Instruments and Chattel Paper pursuant to the terms of this Agreement has been duly taken.

3.6Repetition of Representations and Warranties

The representations and warranties made pursuant to this Article 3 shall be deemed to be repeated each time the representations and warranties of the Borrower are made or deemed to be repeated under or pursuant to the Credit Agreement, it being understood that to the extent such representations and warranties relate solely to a specifically identified earlier date they need only be true and correct (in all material respects if such representation or warranty is not subject to a materiality qualification or in all respects if such representation and warranty is subject to a materiality qualification) as of such earlier date.

3.7Reliance and Survival

All representations and warranties of each Debtor made herein or in any certificate or other document delivered by or on behalf of each Debtor to the Secured Party are material, shall survive the execution and delivery of this Security Agreement and shall continue in full force and effect until the Secured Obligations are paid in full.  The Secured Party shall be deemed to have relied upon each such representation and warranty notwithstanding any investigation made by or on behalf of the Secured Party at any time.

Article 4
COVENANTS OF THE debtor

4.1Payment of Secured Obligations

Each Debtor shall punctually pay and perform its Secured Obligations.

4.2Further Assurances

Each Debtor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, mortgages, pledges and charges, collateral assignments, documents and assurances as the Secured Party may reasonably require in order to give effect to the provisions of this Security Agreement and for the better securing or perfecting of the Security and the priority accorded to the Security intended under the Secured Documents and/or this Security Agreement.  Subject to Sections 2.10 and 2.14, upon the request of the Secured Party, each Debtor shall specifically mortgage, pledge, charge, grant a security interest in, or collaterally assign in favour of the Secured Party any Collateral in which such Debtor now or hereafter has rights and shall execute all documents reasonably required by the Secured Party in connection therewith.  Each Debtor constitutes and appoints the Secured Party to be its attorney with full power of substitution to do on such Debtor’s behalf anything that such Debtor can lawfully do by an attorney, including to do, make and execute all such collateral assignments, documents, acts, matters or things, with the right to use the name of such Debtor, whenever and wherever it deems necessary or expedient and to carry out such Debtor’s obligations under this Security Agreement, subject to the following two sentences.  Such power of attorney, being granted by way of security and coupled with an interest, is irrevocable until the Secured Obligations of each Debtor are paid in full.  Such power of attorney shall not be exercisable by the Secured Party (a) unless an Event of Default has occurred and while it is continuing or (b) unless the Secured Party has requested such Debtor to take any action required pursuant to this Section 4.2 and such Debtor has failed to do so.

4.3Notice of Change

Each Debtor shall notify the Secured Party in writing:

(a)	forthwith of any uninsured loss of or damage to any Collateral in a value exceeding $100,000; and
(b)

at least 10 Business Days prior to (i) any change of name, or the adoption of a French or combined English/French or French/English form of the name, of such Debtor, (ii) any change in or addition to the location of any Collateral having a total aggregate value in excess of $100,000 from those locations referred to in Section 3.1 (except for Collateral which is in transit to and from existing locations in the ordinary course of business) or (iii) any change in the jurisdiction where (A) such Debtor is incorporated, formed or continuing or is located (within the meaning of Section 7(3) of the PPSA) or (B) where the registered office, chief executive office or principal place of residence of such Debtor is located.

4.4Costs

Each Debtor shall forthwith reimburse the Secured Party, on demand and on a full indemnity basis, for all reasonable interest, commissions, costs of realization and other out-of-pocket fees, costs and expenses (including but not limited to the reasonable legal fees and expenses on a fully indemnity basis) incurred by the Secured Party or any Receiver in connection with the preparation, issuance, protection, enforcement of and advice with respect to this Security Agreement and the perfection, protection, enforcement of and advice with respect to the Security, including those arising in connection with the realization, disposition of, retention, protection or collection of any Collateral and the protection or enforcement of the rights of the Secured Party or any Receiver and those incurred for registration costs and finite or perpetual registration of any financing statement registered in connection with the Security.

4.5Reimbursements as Secured Obligations

All amounts for which any Debtor is required hereunder to reimburse the Secured Party or any Receiver shall, from the date of disbursement until the date the Secured Party or such Receiver receives reimbursement, be deemed advanced to such Debtor by the Secured Party or such Receiver, as the case may be, on the faith and security of this Security Agreement shall be deemed to be Secured Obligations secured by the Security and shall bear interest from the date of disbursement, compounded and payable monthly, both before and after demand, default and judgment, until payment of such amount is paid in full at the Default Rate.

4.6General Indemnity

Each Debtor will indemnify the Secured Party, any Receiver and their respective representatives, (each, an “Indemnified Party”) in respect of, and save each Indemnified Party fully harmless from and against, all claims and losses and expenses which such Indemnified Party may suffer or incur in connection with (a) the exercise by the Secured Party or any Receiver of any of its rights hereunder, (b) any breach by such Debtor of the representations or warranties of such Debtor contained herein, or (c) any breach by such Debtor of, or any failure by such Debtor to observe or perform, any of the Secured Obligations, save that such Debtor shall not be obliged to so indemnify any Indemnified Party to the extent such claims and losses and expenses are determined by a final judgment to have directly resulted from the wilful misconduct or gross negligence of any Indemnified Party.  The Secured Party shall be constituted as the trustee of each Indemnified Party, other than itself, and shall hold and enforce each such other Indemnified Party’s rights under this Section 4.6 for their respective benefits.

4.7Registration

Each Debtor shall, to the extent the Secured Party has not caused the Secured Party’s counsel to do so, cause its representatives to forthwith register, file and record this Security Agreement or notice thereof, on behalf of the Secured Party, at all proper offices where, in the reasonable opinion of the Secured Party’s counsel, such registration, filing or recording may be necessary or advantageous to create, perfect, preserve or protect the Security in the Collateral and its priority and shall cause its representatives to maintain all such registrations, filings and recordings on behalf of the Secured Party in full force and effect.

Article 5
DEFAULT

5.1Default

Whenever any Event of Default has occurred and is continuing, unless the Secured Party notifies any Debtor to the contrary and subject to such terms and conditions as may be contained in such notice, the Security shall become immediately crystallized and enforceable without the necessity for any further action or notice by the Secured Party, except that no Security over Unlimited Liability Shares, Security Entitlements to Unlimited Liability Shares or general partnership interests shall be enforceable without notice in writing from the Secured Party to such Debtor that specifically identifies the Unlimited Liability Shares, Security Entitlements to Unlimited Liability Shares or general partnership interests and the intention of the Secured Party to enforce its Security therein, which notice has not been revoked.

5.2Security Enforceable

The fact that this Security Agreement provides for Defaults and rights of acceleration shall not derogate from the demand nature of any Secured Obligation payable on demand.

5.3Waiver

The Secured Party may waive any Default or any breach by any Debtor of any of the provisions of this Security Agreement.  No waiver, however, shall be deemed to extend to a subsequent breach or Default, whether or not the same as or similar to the breach or Default waived, and no act or omission by the Secured Party shall extend to, or be taken in any manner whatsoever to affect, any subsequent breach or Default or the rights of the Secured Party arising therefrom.  Any such waiver must be in writing and signed by the Secured Party to be effective.  No failure on the part of the Secured Party to exercise, and no delay by the Secured Party in exercising, any right under this Security Agreement shall operate as a waiver of such right.  No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

Article 6
REMEDIES ON DEFAULT

6.1Remedies of Secured Party

If the Security becomes enforceable in accordance with Article 5, the Secured Party shall have the rights set out in this Article 6.

6.2Right to Appoint a Receiver

The Secured Party may appoint by instrument in writing one or more Receiver(s) of any Collateral.  Any such Receiver shall have the rights set out in this Article 6.  In exercising such rights, any Receiver shall act as and for all purposes shall be deemed to be the agent of any Debtor and no Secured Party shall be responsible for any act or default of any Receiver.  The

Secured Party may remove any Receiver and appoint another from time to time.  An officer or employee of the Secured Party may be appointed as a Receiver.  No Receiver appointed by the Secured Party need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by, a court.  If two or more Receivers are appointed to act concurrently, they shall, unless otherwise expressly provided in the instrument appointing them, so act severally and not jointly and severally.  The appointment of any Receiver or anything done by a Receiver or the removal or termination of any Receiver shall not have the effect of constituting the Secured Party a mortgagee in possession in respect of the Collateral.

6.3Rights of a Receiver

Any Receiver appointed by the Secured Party shall have the following rights:

(a)

Power of Entry.  Any Receiver may at any time enter upon any premises owned, leased or otherwise occupied by any Debtor or where any Collateral is located to take possession of, disable or remove any Collateral, and may use whatever means the Receiver considers advisable to do so.

(b)

Right to Possession.  Any Receiver shall be entitled to immediate possession of Collateral and any Debtor shall forthwith upon demand by any Receiver deliver up possession to a Receiver of any Collateral.

(c)	Power of Sale.
(i)

Any Receiver may sell, lease, consign, license, assign or otherwise dispose of any Collateral by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are hereby waived by each Debtor to the extent permitted by applicable law.  Any Receiver may, at its discretion, establish the terms of such disposition, including terms and conditions as to credit, upset, reserve bid or price.  All payments made pursuant to such dispositions shall be credited against the Secured Obligations only as they are actually received.  Any Receiver may buy in, rescind or vary any contract for the disposition of any Collateral and may dispose of any Collateral again without being answerable for any loss occasioned thereby.  Any such disposition may take place whether or not the Receiver has taken possession of the Collateral.  The exercise by the Receiver of any power of sale does not preclude the Receiver from further exercise of its power of sale in accordance with this clause.

(ii)

Each Debtor agrees that any Receiver may, in its discretion, approach a restricted number of potential purchasers to effect any sale of any Securities comprised in the Collateral pursuant to Subsection 6.3(c)(i) and that a sale under such circumstances may yield a lower price for Collateral than would otherwise be obtainable if the same were registered and sold in the open market.  Each Debtor agrees that:

(A)

in the event any Receiver shall so sell Collateral at such private sale or sales, the Receiver shall have the right to rely upon the advice and opinion of any Person who regularly deals in or evaluates Securities of the type constituting the Collateral as to the best price obtainable in a commercially reasonable manner; and

(B)	such reliance shall be conclusive evidence that the Receiver handled such matter in a commercially reasonable manner.
(d)

Carrying on Business.  Any Receiver may carry on, or concur in the carrying on of, any of the business or undertaking of each Debtor and may, to the exclusion of all others, including each Debtor, enter upon, occupy and use any of the premises, buildings, plant and undertaking of or occupied or used by such Debtor and may use any of the Equipment and Intangibles of such Debtor for such time and such purposes as the Receiver sees fit.  No Receiver shall be liable to such Debtor for any negligence in so doing or in respect of any rent, charges, costs, depreciation or damages in connection with any such action.

(e)

Pay Liens.  Any Receiver may pay any liability secured by any actual or threatened Lien against any Collateral.  A Receiver may borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of each Debtor and may grant Liens in any Collateral in priority to the Security as security for the money so borrowed.  Such Debtor will forthwith on demand reimburse the Receiver for all such payments and borrowings.

(f)

Dealing with Collateral.  Any Receiver may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with any Collateral in such manner, upon such terms and conditions and at such time as it deems advisable without notice to any Debtor (except as otherwise required by applicable law), and may charge on its own behalf and pay to others its costs and expenses (including legal, Receiver’s and accounting fees and expenses on a full indemnity basis) incurred in connection with such actions.  Such Debtor will forthwith upon demand reimburse the Receiver for all such costs or expenses.

(g)

Powers re Collateral.  Any Receiver may have, enjoy and exercise all of the rights of and enjoyed by any Debtor with respect to the Collateral or incidental, ancillary, attaching or deriving from the ownership by such Debtor of the Collateral, including the right to enter into agreements pertaining to Collateral, the right to commence or continue proceedings to preserve or protect Collateral and the right to grant or agree to Liens and grant or reserve profits à prendre, easements, rights of ways, rights in the nature of easements and licenses over or pertaining to the whole or any part of the Collateral.

(h)

Retain Services.  Any Receiver may retain the services of such real estate brokers and agents, lawyers, accountants, appraisers and other consultants as the Receiver may deem necessary or desirable in connection with anything done or to be done by the Receiver or with any of the rights of the Receiver set out herein and pay their commissions, fees and disbursements (which payment shall constitute part of the Receiver’s disbursements reimbursable by the applicable Debtor hereunder).  Each Debtor shall forthwith on demand reimburse the Receiver for all such payments.

6.4Right to have Court Appoint a Receiver

The Secured Party may, at any time, apply to a court of competent jurisdiction for the appointment of a Receiver, or other official, who may have powers the same as, greater or lesser than, or otherwise different from, those capable of being granted to a Receiver appointed by the Secured Party pursuant to this Security Agreement.

6.5Secured Party may exercise rights of a Receiver

In lieu of, or in addition to, exercising its rights under Sections 6.3 and 6.4, but subject to Section 2.10, the Secured Party has, and may exercise, any of the rights which are capable of being granted to a Receiver appointed by the Secured Party pursuant to this Security Agreement.  Notwithstanding any provisions to the contrary contained in this Security Agreement, only the Secured Party, and not the Receiver, shall have the right to exercise the rights of a Receiver with respect to Unlimited Liability Shares, Security Entitlements to Unlimited Liability Shares and general partnership interests.

6.6Retention of Collateral

The Secured Party may elect to retain any Collateral in satisfaction of the Secured Obligations of a Debtor.  The Secured Party may designate any part of the Secured Obligations to be satisfied by the retention of particular Collateral which the Secured Party considers to have a net realizable value approximating the amount of the designated part of the Secured Obligations, in which case only the designated part of the Secured Obligations shall be deemed to be satisfied by the retention of the particular Collateral.

6.7Limitation of Liability

Neither the Secured Party nor any Receiver shall be liable or accountable for any failure of the Secured Party or any Receiver to seize, collect, realize, dispose of, enforce or otherwise deal with any Collateral nor shall any of them be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Secured Party, any Debtor or any other Person in respect of any Collateral.  Neither the Secured Party nor any Receiver shall be liable or responsible for any loss and expense whatever which may accrue in consequence of any such failure, except to the extent of any losses and expenses that are determined by a final judgment to have directly resulted from the gross negligence or wilful misconduct of the Secured Party, any Receiver or any of their respective representatives.  If any Receiver or the Secured Party takes possession of any Collateral, neither the Secured Party nor any Receiver shall have any liability as a mortgagee in possession or be accountable for anything except actual receipts.

6.8Extensions of Time

The Secured Party and any Receiver may grant renewals, extensions of time and other indulgences, take and give up Liens, accept compositions, grant releases and discharges, perfect or fail to perfect any Liens, release any Collateral to third parties and otherwise deal or fail to deal with any Debtor, debtors of any Debtor, guarantors, sureties and others and with any Collateral and other Liens as the Secured Party may see fit, all without prejudice to the liability of any Debtor to the Secured Party or the rights of the Secured Party and any Receiver under this Security Agreement.

6.9Set-Off, Combination of Accounts and Crossclaims

The Secured Obligations will be paid by any Debtor without regard to any equities between such Debtor and the Secured Party or any right of set-off or cross-claim.  Any indebtedness owing by the Secured Party to such Debtor, direct or indirect, extended or renewed, actual or contingent, mutual or not, may be set off or applied against, or combined with, the Secured Obligations by the Secured Party at any time either before or after maturity, without demand upon or notice to anyone and the terms of such indebtedness shall be changed hereby to the extent necessary to permit such set-off, application and combination.

6.10Deficiency

If the proceeds of the realization of any Collateral are insufficient to repay all liquidated Secured Obligations, each Debtor shall forthwith pay or cause to be paid to the Secured Party such deficiency.

6.11Validity of Sale

No Person dealing with the Secured Party or any Receiver or with any representative of the Secured Party or any Receiver shall be concerned to inquire whether the Security has become enforceable, whether any right of the Secured Party or any Receiver has become exercisable, whether any Secured Obligations remain outstanding or otherwise as to the propriety or regularity of any dealing by the Secured Party or any Receiver with any Collateral or to see to the application of any money paid to the Secured Party or any Receiver, and in the absence of fraud on the part of such Person such dealings shall be deemed, as regards such person, to be within the rights hereby conferred and to be valid and effective accordingly.

6.12Secured Party and Receiver Not Obliged to Preserve Third Party Interests

To the extent that any Collateral constitutes an Instrument or Chattel Paper, neither the Secured Party nor any Receiver shall be obliged to take any steps to preserve rights against prior parties in respect of any such Instrument or Chattel Paper.

6.13No Marshalling

Each Debtor hereby waives any rights it may have under applicable law to assert the doctrine of marshalling or to otherwise require the Secured Party to marshal any Collateral or any other collateral of such Debtor or any other Person for the benefit of such Debtor.

6.14Secured Party or Receiver may Perform

If any Debtor fails to perform any Secured Obligations, without limiting any other provision hereof, the Secured Party or any Receiver may perform those Secured Obligations as attorney for such Debtor in accordance with Section 4.2.  Each Debtor shall remain liable under each Operating Right to which it is party or by which it or any of its property is bound and shall perform all of its obligations thereunder, and shall not be released from any of its obligations under any such Operating Right by the exercise of any rights by the Secured Party or any Receiver.  Neither the Secured Party nor any Receiver shall have any obligation under any such Operating Right by reason of this Security Agreement, nor shall the Secured Party or any Receiver be obliged to perform any of the obligations of such Debtor thereunder or to take any action to collect or enforce any claim made subject to the security of this Security Agreement.  The rights conferred on the Secured Party and any Receiver under this Security Agreement are for the purpose of protecting the Security in the Collateral and shall not impose any obligation upon the Secured Party or any Receiver to exercise any such rights.

6.15Effect of Appointment of Receiver

As soon as the Secured Party takes possession of any Collateral or appoints a Receiver over any Collateral, all rights of each of the representatives of each Debtor with respect to that Collateral shall cease, unless specifically continued by the written consent of the Secured Party or the Receiver.

6.16Rights in Addition

The rights conferred by this Article 6 are in addition to, and not in substitution for, any other rights the Secured Party may have under this Security Agreement, at law, in equity or by or under applicable law or any other Secured Document or agreement.  The Secured Party may proceed upon the occurrence and during the continuance of any Event of Default by way of any proceeding at law or in equity, including (a) the right to take proceedings in any court of competent jurisdiction for the sale or foreclosure of the Collateral and (b) filing proofs of claim and other documentation to establish the claims of the Secured Party in any proceeding relating to any Debtor.  No right of the Secured Party or any Receiver shall be exclusive of or dependent on any other.  Any such right may be exercised separately or in combination, and at any time.  The exercise by the Secured Party or any Receiver of any right hereunder does not preclude the Secured Party or any Receiver from further exercise of such right in accordance with this Security Agreement.

6.17Application of Payments Against Secured Obligations

Each Recovery received by the Secured Party shall, notwithstanding any appropriation by any Debtor, be appropriated by the Secured Party against such Secured Obligations as the Secured Party shall direct or as the Credit Agreement shall otherwise require, and the Secured Party shall have the right to change any appropriation at any time.  If any Recovery is received or appropriated by the Secured Party in respect of Secured Obligations not yet due, they shall be credited to a cash collateral account opened by the Secured Party for such purpose in its own records of account, as the Secured Party may in its discretion decide, and appropriated to the Secured Obligations when due or be otherwise dealt with in accordance with the Credit Agreement.

Article 7
ADDITIONAL DEBTORS

7.1Additional Debtors

Upon execution and delivery by any Person to the Secured Party after the date hereof of a Supplement in the form of Schedule 7.1, such Person shall become a Debtor hereunder with the same force and effect as if originally named as a Debtor herein upon acceptance by the Secured Party of such supplement.  The execution and delivery of any document adding an additional Debtor as a party to this Security Agreement shall not require the consent of any other Debtor hereunder.  The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Agreement.

Article 8
GENERAL

8.1Security in Addition

The Security does not replace or otherwise affect any existing or future Lien held by the Secured Party.  Neither the taking of any proceeding, judicial or extra-judicial, nor the refraining from so doing, nor any dealing with any other security for any Secured Obligations shall release or affect the Security.  Neither the taking of any proceeding, judicial or extra-judicial, pursuant to this Security Agreement, nor the refraining from so doing, nor any dealing with any Collateral shall release or affect any of the other Liens held by the Secured Party for the payment or performance of the Secured Obligations.

8.2No Merger

This Security Agreement shall not operate by way of a merger of the Secured Obligations or of any guarantee, agreement or document by which the Secured Obligations now or at any time hereafter may be represented or evidenced. Neither the taking of any judgment nor the exercise of any power of seizure or disposition shall extinguish the liability of any Debtor to pay and perform the Secured Obligations nor shall the acceptance of any payment or alternate security constitute or create any novation.  No covenant, representation or warranty of such Debtor herein shall merge in any judgment.

8.3Notices

Any notice, demand, consent, approval or other communication to be made or given under or in connection with this Security Agreement shall be given or made and take effect in the manner provided for notices in the Credit Agreement.  Notice to any Debtor other than the Borrower shall be given to that Debtor care of the Borrower.

8.4Time of the Essence

Time is and shall remain of the essence of this Security Agreement and each of its provisions.

8.5Governing Law

This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws in force in the Province of Ontario, including the federal laws of Canada applicable therein, but excluding choice of law rules.  Each Debtor irrevocably attorns to and submits to the exclusive jurisdiction of the courts of the Province of Ontario located at Toronto with respect to any matter arising hereunder or related hereto. Such choice of law shall, however, be without prejudice to or limitation of any other rights available to the Secured Party under the laws of any other jurisdiction where Collateral may be located.

8.6Security Effective Immediately

Neither the issuance nor registration of, or any filings with respect to, this Security Agreement, nor any partial advance or extension of credit by the Secured Party, shall bind the Secured Party to advance any amounts, grant any credit or supply any financial services to any Debtor, but the Security shall take effect forthwith upon the issuance of this Security Agreement by such Debtor.

8.7Entire Agreement

There are no representations, warranties, covenants, agreements or acknowledgments whether direct or collateral, express or implied, that form part of or affect this Security Agreement or any Collateral, other than as expressed herein or in any other Secured Document.  The execution of this Security Agreement has not been induced by, nor does any Debtor rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in this Security Agreement and the other written agreements and other documents to be delivered pursuant hereto or contemporaneously herewith.

8.8Provisions Reasonable

Each Debtor acknowledges that the provisions of this Security Agreement and, in particular, those respecting rights of the Secured Party or any Receiver against such Debtor, its property and any Collateral upon a Default, are commercially reasonable and not manifestly unreasonable.

8.9Invalidity

If any provision of this Security Agreement is found to be invalid or unenforceable, by a final judgment of a court of competent jurisdiction, to the fullest extent permitted by applicable law, (a) in such jurisdiction that provision shall be deemed to be severed herefrom and the remaining provisions of this Security Agreement shall not be affected thereby but shall remain valid and enforceable and (b) such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction.  Each Debtor shall, at the request of the Secured Party, negotiate in good faith with the Secured Party to replace any invalid or unenforceable provision contained in this Security Agreement with a valid and enforceable provision that has the commercial effect as close as possible to that of the invalid or unenforceable provisions, to the extent permitted by applicable law.

8.10Successors and Assigns

This Security Agreement and the rights and obligations of the Secured Party hereunder may be assigned and transferred by the Secured Party to any assignee appointed pursuant to the Credit Agreement and any such assignee and transferee shall be entitled to all of the rights and bound by all of the obligations of the Secured Party hereunder.  No Debtor may assign this Security Agreement or any right or obligation hereunder.  This Security Agreement shall enure to the benefit of each of the Indemnified Parties and their respective successors and assigns and shall be binding upon each Debtor, its legal representatives (including receivers) and its successors.  Each reference in this Security Agreement to any Person (including any Debtor and any Indemnified Party) shall (to the extent the context so admits) be construed so as to include the successors of that Person and (in the case of each Indemnified Party) the assigns of that Person as permitted by the Secured Documents.

8.11Statutory Waivers

To the fullest extent permitted by applicable law, each Debtor waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the rights of a secured party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.  In particular, each Debtor agrees that The Limitation of Civil Rights Act of the Province of Saskatchewan shall not apply to this Security Agreement or any of the rights of any of the Secured Party or any Receiver hereunder.

8.12Currency

All references in this Security Agreement to monetary amounts, unless specifically provided, are to lawful currency of Canada.  All sums of money payable under the Secured Documents shall be paid in the currency in which such sums are incurred or expressed as due thereunder.

8.13Currency Conversions

If the Secured Party receives any Recovery in a currency (the “Recovered Amount”) which is different than the currency in which the Secured Obligations are expressed (the “Contract Currency”), the Secured Party may convert the Recovered Amount to the Contract Currency at the rate of exchange which the Secured Party is able, acting in a reasonable manner and in good faith, to purchase the relevant amount of the Contract Currency.  The amount of the Contract Currency resulting from any such conversion shall then be applied in accordance with the provisions of Section 6.17.

8.14Judgment Currency

If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into the currency of the country giving such judgment (the “Judgment Currency”) any Secured Obligation denominated in a different currency (the “Agreed Currency”), then the date on which the rate of exchange for conversion is selected by the court is referred to herein as the “Conversion Date”.  If there is a change in the rate of exchange between the Judgment Currency and the Agreed Currency between the Conversion Date and the actual receipt by the Secured Party or any Receiver of the amount of such Secured Obligation or under any such judgment, such Debtor will, notwithstanding any such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by the Secured Party or Receiver in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the Agreed Currency.  Each Debtor’s liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due under this Security Agreement.

8.15Change

No agreement purporting to change (other than an agreement purporting to waive performance or compliance with) any provision of this Security Agreement shall be binding upon any Debtor or the Secured Party unless that agreement is in writing and signed by such Debtor and the Secured Party.  No waiver of performance or compliance with any provision hereof shall be binding upon any party hereto unless such waiver is in writing signed by the parties sought to be bound thereby.

8.16Receipt of Copy

Each Debtor acknowledges receipt of a copy of this Security Agreement and copies of the verification statements pertaining to the financing statements filed under the PPSA and under the personal property security statutes of other provinces by the Secured Party, on behalf of the Secured Party, in respect of this Security Agreement.  To the extent permitted by applicable law, each Debtor irrevocably waives the right to receive a copy of each financing statement or financing change statement (or any verification statement pertaining thereto) filed under the PPSA or under such other personal property security statutes by any of the Secured Party in respect of this Security Agreement or any other security agreement, and releases any and all claims or causes of action it may have against any Secured Party for failure to provide any such copy.

8.17Limitation Period

The parties hereto agree to extend the limitation period under the Limitations Act, 2002 (Ontario), other than one established by Section 15 of that Act, applicable to this Security Agreement, and each provision hereof and any claim thereunder, to six (6) years, save and except to the extent the Real Property Limitations Act (Ontario) applies to any particular provision hereof or claim arising thereunder requiring a shorter limitation period which cannot be waived by an agreement made on this date.

8.18Information

At any time the Secured Party may provide to any Person that claims an interest in Collateral copies of this Security Agreement or information about it or about the Collateral or the Secured Obligations.

8.19Credit Agreement to Govern

If there is any conflict between the provisions of this Security Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall govern and apply to the extent of the inconsistency.  Notwithstanding the foregoing, this Section 8.19 shall not apply to limit, restrict, prejudice or otherwise affect or impair in any way the rights of the Secured Party under this Security Agreement after the Security has become enforceable.

8.20Termination; Release of Collateral

Upon payment in full of the Secured Obligations, this Security Agreement shall terminate and the Security granted hereunder shall automatically terminate. At the request and sole expense of any Debtor, following such termination, the Lender shall promptly deliver to the Debtors any Collateral held by the Lender hereunder, and execute and deliver to the Debtors such documents as the Debtors shall reasonably request to evidence such termination.

Other than sales, dissolutions or dispositions by one Debtor to another in accordance with the terms of the Loan Documents, in the event that any part of the Collateral or any Debtor is sold, dissolved or otherwise disposed of strictly in accordance with the terms of the Loan Documents, the Lender shall, upon the reasonable request of such Debtor, confirm to such Debtor in writing that such Collateral will be sold, disposed of, released or dissolved free and clear of the Secured Obligations and/or the Security created by this Security Agreement.

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S-1

TO WITNESS THIS AGREEMENT, each Debtor has caused this Security Agreement to be duly executed as of the date set out at the commencement hereof.

BREWSTER INC.
By:	/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Vice President
By:	/s/ Elyse A. Newman
Name: Elyse A. Newman
Title: Treasurer

[Signature page to Security Agreement]

S-2

BREWSTER TRAVEL CANADA INC.
By:	/s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Vice President
By:	/s/ Elyse A. Newman
Name: Elyse A Newman
Title: Treasurer

[Signature page to Security Agreement]

SCHEDULE 1.1

DEFINITIONS

General Definitions.  Unless the context otherwise requires, in this Security Agreement the following terms are used with their corresponding defined meanings:

“Accounts” in relation to any Debtor means all accounts including rights to receive royalties or license fees, which are now owned by or are due, owing or accruing due to such Debtor or which may hereafter be owned by or become due, owing or accruing due to such Debtor or in which such Debtor now or hereafter has any other rights, including all debts, claims and demands of any kind whatever, claims against the Crown and claims under insurance policies, and (as the context so admits) any item or part thereof.

“Borrower” is used with the defined meaning given to it in the Credit Agreement.

“changed” means amended, restated, amended and restated, or otherwise altered.

“Chattel Paper” in relation to any Debtor means all chattel paper in which such Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“Collateral” means all of the property and other items made subject to the Liens created under Section 2.1, wherever located, now or hereafter owned by any Debtor or in or to which any Debtor now or hereafter has rights, including all such rights, and (as the context so admits) any item or part thereof.

“Credit Agreement” is used with the defined meaning assigned in the background to this Security Agreement.

“Debtor” means Brewster Inc., Brewster Travel Canada Inc. or any other Person that becomes party hereto as an additional Debtor pursuant to Article 7 of the Security Agreement, as the context requires.

“Default Rate” means the applicable rate of interest set forth in Section 2.8 of the Credit Agreement.

Documents of Title” in relation to any Debtor means all documents of title, whether negotiable or non-negotiable, including all warehouse receipts and bills of lading, in which such Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“Equipment” in relation to any Debtor means all goods in which such Debtor now or hereafter has rights, other than Inventory or consumer goods, and (as the context so admits) any item or part thereof.

“Indemnified Party” is used with the defined meaning assigned in Section 4.6.

“Instruments” in relation to any Debtor means all letters of credit, advices of credit and all other instruments in which such Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“Intangibles” in relation to any Debtor means all intangibles, all IP Licences and all authorizations of whatever kind in which such Debtor now or hereafter has rights, including all of any Debtor’s choses in action, contractual rights, goodwill and Intellectual Property, and (as the context so admits) any item or part thereof.

“Intellectual Property” means trade secrets, confidential information and know-how, software, patents, trademarks, patent or trademark rights, registrations and applications, designs, logos, indicia, trade names, corporate names, company names, domain names, business names, trade styles, business identifiers, fictitious business names or characters, copyrights and copyright registrations and applications, integrated circuit topography rights, registrations and applications, semi-conductor chip rights, designs, design patents and other industrial design rights, registrations and applications, goodwill, letters patent and other industrial or intellectual property of whatever kind in which any Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“Inventory” in relation to any Debtor means all inventory of whatever kind in which such Debtor now or hereafter has rights, including all goods, wares, merchandise, materials, supplies, raw materials, goods in process, finished goods and other tangible personal property, including all goods, wares, materials and merchandise used or procured for packing or storing thereof, now or hereafter held for sale, lease, resale or exchange or that are to be furnished or have been furnished under a contract of service or that are used or consumed in the business of such Debtor, and (as the context so admits) any item or part thereof.

“Investment Property” in relation to any Debtor means all investment property in which such Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“IP Licence” in relation to any Debtor means any license agreement pursuant to which such Debtor is granted a right to use Intellectual Property or such Debtor grants a right to use Intellectual Property.

“Licence” in relation to any Debtor means (i) any authorization from any governmental authority having jurisdiction with respect to such Debtor or its property, (ii) any authorization from any Person granting any easement or license with respect to any real or immovable property and (iii) any IP Licence.

“Money” means all money in which any Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“Operating Right” is used with the defined meaning assigned in Subsection 2.14(a).

“Order” means any order, directive, direction or request of any governmental authority, arbitrator or other decision-making authority of competent jurisdiction.

“Proceeds” means all proceeds and personal property in any form derived directly or indirectly from any disposal of or other dealing with any Collateral, or that indemnifies or compensates for such Collateral stolen, lost, destroyed or damaged, and proceeds of Proceeds whether or not of the same type, class or kind as the original Proceeds, and (as the context so admits) any item or part thereof.

“Receiver” means any receiver for the Collateral or any of the business, undertakings, property and assets of any Debtor appointed by the Secured Party pursuant to this Security Agreement or by a court on application by the Secured Party.

“Records” means all books, accounts, invoices, letters, papers, security certificates, documents and other records in any form evidencing or relating in any way to any item or part of the Collateral and all agreements, Licences and other rights and benefits in respect thereof, and (as the context so admits) any item or part thereof.

“Recovery” means any monies received or recovered by the Secured Party pursuant to this Security Agreement on account of the Secured Obligations, whether pursuant to any enforcement of the Security, any proceeding, any settlement thereof or otherwise.

“Replacements” means all increases, additions and accessions to, and all substitutions for and replacements of, any item or part of the Collateral, and (as the context so admits) any item or part thereof.

“RPMRR” means the Register of Personal and Moveable Real Rights (Quebec) and the regulations issued thereunder, as each may be amended from time to time.

“Securities” in relation to any Debtor means all shares, stock, warrants, bonds, debentures, debenture stock, bills, notes and other securities in which such Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“Security” means the Liens created by this Security Agreement.

“Security Agreement” means this security agreement and all schedules attached hereto.  All uses of the words “hereto”, “herein”, “hereof”, “hereby” and “hereunder” and similar expressions refer to this Security Agreement and not to any particular section or portion of it.  References to an “Article”, “Section”, “Subsection” or “Schedule” refer to the applicable article, section, subsection or schedule of this Security Agreement.

“Security Entitlement” in relation to any Debtor means all security entitlements in which such Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

“STA” means the Securities Transfer Act (Ontario), as may be amended from time to time.

“Unlimited Company” means any unlimited company incorporated or otherwise constituted under the laws of the Provinces of British Columbia, Alberta or Nova Scotia or any similar body corporate formed under the laws of any other jurisdiction whose members may at any time become responsible for any of the obligations of that body corporate.

“Unlimited Liability Shares” in relation to any Debtor means member or shareholder interests in an Unlimited Company in which such Debtor now or hereafter has rights, and (as the context so admits) any item or part thereof.

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